    Exhibit 10.48
SECOND AMENDMENT, dated as of November 10, 2022 (this “Amendment”), to the Credit Agreement (as defined below) among Denali Intermediate Inc., as Holdings (“Holdings”), Dell Inc., as the Company (the “Company”), Dell International L.L.C., as a Borrower (“Dell International”), EMC Corporation, as a Borrower (“EMC” and, together with Dell International, the “Borrowers”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).
RECITALS
A.     Dell Technologies Inc., Holdings, the Company, the Borrowers, the Lenders party thereto from time to time and the Administrative Agent are party to that certain Credit Agreement dated as of November 1, 2021 (as amended by the First Amendment, dated as of February 8, 2022, and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”).
B.    The Borrowers desire, pursuant to Section 2.17 of the Credit Agreement, to increase the aggregate principal amount of the Commitments under the Amended Credit Agreement. Each Person identified on Schedule 1 hereto with an Amendment No. 2 Additional Commitment (each, an “Amendment No. 2 Additional Lender”, and collectively, the “Amendment No. 2 Additional Lenders”) has agreed (on a several and not a joint basis), subject to the terms and conditions set forth herein, to provide a Commitment Increase (collectively, the “Amendment No. 2 Additional Commitments”) on the Second Amendment Effective Date in the amount set forth opposite such Amendment No. 2 Additional Lender’s name on Schedule 1 hereto, and the total amount of Amendment No. 2 Additional Commitments provided pursuant to this Amendment shall be $1,000,000,000, such that the aggregate amount of Commitments under the Amended Credit Agreement will be $6,000,000,000.
C.     In addition, subject to the terms and conditions set forth herein, Holdings, the Company, the Borrowers, the Administrative Agent and each Lender on the Second Amendment Effective Date have agreed to make certain amendments to the Credit Agreement as set forth in Section 1.02 below in accordance with Section 10.01 of the Credit Agreement.
AGREEMENTS
In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:
ARTICLE I.
SECTION 1.01.     Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment.
SECTION 1.02.        Credit Agreement Amendments. Effective as of the Second Amendment Effective Date, (a) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A and (b) Schedules 1.01(a) and 1.01(b) to the Credit Agreement are each hereby amended and restated in their entirety as set forth on Schedule 2 hereto.

SECTION 1.03.        Amendment No. 2 Additional Commitments.

(a)    The Borrowers and each Amendment No. 2 Additional Lender hereby agree that, on the Second Amendment Effective Date, the Amendment No. 2 Additional Commitment of such Amendment No. 2 Additional Lender shall become effective and the Commitments shall be deemed increased by the aggregate amount of the Amendment No. 2 Additional Commitments of such Amendment No. 2 Additional Lenders in the amounts set forth on Schedule 1 hereto. Pursuant to Section 2.17 of the Credit Agreement, on and after the Second Amendment Effective Date the Amendment No. 2 Additional Commitments shall be Commitments for all purposes under the Credit Agreement and each of the other Loan Documents and shall be of the same class as, and shall have terms identical to, the Commitments.
(b)    Each Amendment No. 2 Additional Lender (i) confirms that it has received a copy of the Amended Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any other Amendment No. 2 Additional Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.
(c)    Each Amendment No. 2 Additional Lender acknowledges and agrees that, on and as of the Second Amendment Effective Date, such Amendment No. 2 Additional Lender shall be a Lender under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(d)    On and after the Second Amendment Effective Date, this Amendment shall constitute an Incremental Facility Amendment with respect to the Amendment No. 2 Additional Commitments for all purposes under the Amended Credit Agreement.
SECTION 1.04.        Amendment Effectiveness. This Amendment shall become effective as of the first date on which each of the following conditions is satisfied: (the “Second Amendment Effective Date”):
(a)    the Administrative Agent (or its counsel) shall have received from (i) the Borrowers, (ii) Holdings, (iii) the Company, (iv) the Administrative Agent and (v) each Lender as of the Second Amendment Effective Date either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment;
(b)    the conditions set forth in paragraphs (a) and (b) of Section 4.03 of the Credit Agreement shall be satisfied on and as of the Second Amendment Effective Date;
(c)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Company dated the Second Amendment Effective Date, certifying compliance with clause (b) above;
(d)    the Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders party hereto and dated the Second Amendment Effective Date) of Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties;
(e)    the Administrative Agent shall have received a secretary’s certificate of the Loan Parties (i) confirming that there have been no changes to the Organization Documents of the Loan Parties or otherwise attaching a copy of each Organization Document of each Loan Party certified, to the extent
2

applicable, as of a date reasonably acceptable to the Administrative Agent by the applicable Governmental Authority, (ii) attaching a copy of the signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, and (iii) attaching resolutions related to this Amendment;
(f)    the Administrative Agent shall have received all documentation at least three Business Days prior to the Second Amendment Effective Date and other information about the Loan Parties that shall have been reasonably requested by the Administrative Agent in writing at least 10 Business Days prior to the Second Amendment Effective Date and that the Administrative Agent reasonably determines is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act; and
(g)    the Borrowers shall have paid to the Administrative Agent for the account of (x) each existing Lender that has consented to this Amendment, a fee in an amount equal to 0.02% of the aggregate principal amount of the existing Commitments of such Lender (or any Affiliate thereof) as of immediately prior to the Second Amendment Effective Date and (y) each Amendment No. 2 Additional Lender, 0.10% of the aggregate principal amount of the Amendment No. 2 Additional Commitments provided by such Amendment No. 2 Additional Lender (or any Affiliate thereof).
The Administrative Agent shall notify the Borrowers and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.
ARTICLE II.

Miscellaneous
SECTION 2.01.        Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders and the Administrative Agent that, as of the Second Amendment Effective Date and after giving effect to the amendments to occur on the Second Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings, the Company and the Borrowers and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The representations and warranties of the Loan Parties contained in Article V of the Credit Agreement (excluding the representations and warranties set forth in Section 5.06 and Section 5.13 of the Credit Agreement) are, after giving effect to this Amendment on such date, true and correct in all material respects (or, with respect to any representation or warranty qualified by reference to materiality or Material Adverse Effect, in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or, with respect to any representation or warranty qualified by reference to materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
(c)    After giving effect to this Amendment, no Default exists on the Second Amendment Effective Date.
SECTION 2.02.        Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
3

The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Second Amendment Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.
(b)    On and after the Second Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute an “Incremental Facility Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 2.03.        Post-Closing Covenant. On or prior to the date that is ten (10) Business Days after the Second Amendment Effective Date (or such later date as the Administrative Agent may reasonably agree), the Borrowers shall deliver to the Administrative Agent a written opinion (addressed to the Administrative Agent and the Lenders party hereto) of Arent Fox Schiff LLP, special Massachusetts counsel for EMC, in form and substance satisfactory to the Administrative Agent.  The Borrowers hereby agree that EMC shall not be entitled to request any Borrowings pursuant to Section 2.01 of the Amended Credit Agreement until such time that this Section 2.03 has been satisfied.
SECTION 2.04.        Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.14 and 10.15 of the Amended Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.
SECTION 2.05.        Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.
SECTION 2.06.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 2.07.        Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
[Signature Pages Follow]
4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.
DENALI INTERMEDIATE INC.
BY    /s/ Tyler Johnson
    NAME:    Tyler Johnson
    TITLE:    Senior Vice President and Treasurer
DELL INC.
BY    /s/ Tyler Johnson
    NAME:    Tyler Johnson
    TITLE:    Senior Vice President and Treasurer
DELL INTERNATIONAL L.L.C.
BY    /s/ Tyler Johnson
    NAME:    Tyler Johnson
    TITLE:    Senior Vice President and Treasurer
EMC CORPORATION
BY    /s/ Tyler Johnson
    NAME:    Tyler Johnson
    TITLE:    Senior Vice President and Treasurer

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
BY    /s/ Zachary Quan
    Name: Zachary Quan
    Title: Vice President

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender
BY    /s/ Zachary Quan
    Name: Zachary Quan
    Title: Vice President

[Signature Page to Second Amendment]

BANK OF AMERICA, N.A.,
as a Lender
By:    /s/ Puneet Lakhotia
    Name:    Puneet Lakhotia
    Title:    Director

[Signature Page to Second Amendment]

BARCLAYS BANK PLC,
as a Lender
By:    /s/ Sean Duggan
    Name:    Sean Duggan
    Title:    Director

[Signature Page to Second Amendment]

CITIBANK, N.A.,
as a Lender, Swingline Lender, and L/C Issuer
By:    /s/ Susan Olsen
    Name: Susan Olsen
    Title: Vice President

[Signature Page to Second Amendment]

GOLDMAN SACHS BANK USA,
as a Lender, Swingline Lender and L/C Issuer
By:    /s/ Rebecca Kratz
    Name: Rebecca Kratz
    Title: Authorized Signatory

[Signature Page to Second Amendment]

WELLS FARGO BANK, N.A.,
as a Lender
By:    /s/ Sid Khanolkar
    Name: Sid Khanolkar
    Title: Managing Director

[Signature Page to Second Amendment]

CREDIT SUISSE AG, NEW YORK BRANCH,
as a Lender
By:    /s/ Mikhail Faybusovich
    Name:    Mikhail Faybusovich
    Title:    Authorized Signatory
By:    /s/ Michael Wagner
    Name:    Michael Wagner
    Title:    Authorized Signatory

[Signature Page to Second Amendment]

MORGAN STANLEY BANK, N.A,
as a Lender
By:    /s/ Michael King
    Name: Michael King
    Title: Authorized Signatory

[Signature Page to Second Amendment]

ROYAL BANK OF CANADA,
as a Lender
By:    /s/ Theodore Brown
    Name: Theodore Brown
    Title: Authorized Signatory

[Signature Page to Second Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender
By:    /s/ Ming K Chu
    Name:    Ming K Chu
    Title:    Director
By:    /s/ Marko Lukin
    Name:    Marko Lukin
    Title:    Vice President

[Signature Page to Second Amendment]

MIZUHO BANK, LTD.,
as a Lender
By:    /s/ Tracy Rahn
    Name:    Tracy Rahn
    Title:    Executive Director

[Signature Page to Second Amendment]

HSBC BANK USA, N.A.,
as a Lender
By:    /s/ Aleem Shamji
    Name: Aleem Shamji
    Title: Managing Director

[Signature Page to Second Amendment]

BNP PARIBAS,
as a Lender
By:     /s/ Gregory Paul
Name: Gregory Paul
Title: Managing Director
By:     /s/ My-Linh Yoshiike
Name: My-Linh Yoshiike
Title: Vice-President

[Signature Page to Second Amendment]

MUFG BANK, LTD.,
as a Lender
By:    /s/ Lillian Kim
    Name: Lillian Kim
    Title: Director

[Signature Page to Second Amendment]

THE BANK OF NOVA SCOTIA,
as a Lender
By:    /s/ Khrystyna Manko
    Name:     Khrystyna Manko
    Title:     Director

[Signature Page to Second Amendment]

SOCIETE GENERALE,
as a Lender
By:    /s/ Jonathan Weinberger
    Name: Jonathan Weinberger
    Title: Managing Director

[Signature Page to Second Amendment]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Andrea Kinnik
    Name: Andrea Kinnik
    Title: Senior Vice President

[Signature Page to Second Amendment]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender
By:    /s/ David Perlman
    Name: David Perlman
    Title: Authorized Signatory

[Signature Page to Second Amendment]

TRUIST BANK,
as a Lender
By:    /s/ Carlos Cruz
    Name:    Carlos Cruz
    Title:    Director

[Signature Page to Second Amendment]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender
BY    /s/ Irlen Mak
    Name:    Irlen Mak
    Title:    Director

[Signature Page to Second Amendment]

STANDARD CHARTERED BANK,
as a Lender
By:    /s/ Kristopher Tracy
    Name: Kristopher Tracy
    Title: Director, Financing Solutions

[Signature Page to Second Amendment]

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a Lender
By:    /s/ Andres Barbosa
    Name:    Andres Barbosa
    Title:    Managing Director
By:    /s/ Daniel Kostman
    Name:    Daniel Kostman
    Title:    Executive Director

[Signature Page to Second Amendment]

ING BANK N.V., DUBLIN BRANCH,
as a Lender
By:    /s/ Cormac Langford
    Name: Cormac Langford
    Title: Director
By:    /s/ Sean Hassett
    Name: Sean Hassett
    Title: Director

[Signature Page to Second Amendment]

THE BANK OF NEW YORK MELLON,
as a Lender
By:    /s/ Yipeng Zhang
    Name:    Yipeng Zhang
    Title:    Vice President

[Signature Page to Second Amendment]

Schedule 1

Amendment No. 2 Additional Lender	Amendment No. 2 Additional Commitment
JPMorgan Chase Bank, N.A.	$45,000,000
Bank of America, N.A.	$45,000,000
Barclays Bank PLC	$45,000,000
Citibank, N.A.	$45,000,000
Goldman Sachs Bank USA	$45,000,000
Wells Fargo Bank, N.A.	$120,000,000
Credit Suisse AG, New York Branch	$35,000,000
Morgan Stanley Bank, N.A.	$35,000,000
Royal Bank of Canada	$35,000,000
Deutsche Bank AG New York Branch	$35,000,000
Mizuho Bank, Ltd.	$35,000,000
HSBC Bank USA, N.A.	$35,000,000
BNP Paribas	$35,000,000
MUFG Bank, Ltd.	$35,000,000
The Bank of Nova Scotia	$35,000,000
Société Générale	$35,000,000
PNC Bank, National Association	$35,000,000
The Toronto-Dominion Bank, New York Branch	$35,000,000
Truist Bank	$20,000,000
Sumitomo Mitsui Banking Corporation	$20,000,000
Standard Chartered Bank	$20,000,000
Banco Santander, S.A., New York Branch	$20,000,000
ING Bank N.V., Dublin Branch	$20,000,000
The Bank of New York Mellon	$135,000,000
Total	$1,000,000,000

Schedule 2

Schedule 1.01(a)

Letter of Credit Commitments

L/C Issuer	Letter of Credit Commitment	Alternative Currencies
JPMorgan Chase Bank, N.A.	$83,333,333.33	EUR and GBP
Bank of America, N.A.	$83,333,333.33	EUR and GBP
Barclays Bank PLC	$83,333,333.33	EUR, CAD and GBP
Citibank, N.A.	$83,333,333.33	AUD, BHD, BGN, CAD, CZK, DKK, EUR, HKD, HUF, ISK, ILS, JPY, KWD, MXN, NZD, NOK, OMR, PLN, QAR, SAR, SGD, SKK, ZAR, SEK, CHF, TRY, AED and GBP
Goldman Sachs Bank USA	$83,333,333.33	EUR, GBP, CAD and JPY
Wells Fargo Bank, National Association	$83,333,333.33	EUR and GBP
Total	$500,000,000.00

Schedule 1.01(b)

Swingline Commitments

Swingline Lender	Swingline Commitment
JPMorgan Chase Bank, N.A.	$83,333,333.33
Bank of America, N.A.	$83,333,333.33
Barclays Bank PLC	$83,333,333.33
Citibank, N.A.	$83,333,333.33
Goldman Sachs Bank USA	$83,333,333.33
Wells Fargo Bank, National Association	$83,333,333.33
Total	$500,000,000.00

        Exhibit A

CREDIT AGREEMENT

DATED AS OF NOVEMBER 1, 2021,
AS AMENDED BY THE FIRST AMENDMENT, DATED AS OF FEBRUARY 8, 2022, AND
THE SECOND AMENDMENT, DATED AS OF NOVEMBER 10, 2022

AMONG

DELL TECHNOLOGIES INC.,
AS PARENT,

DENALI INTERMEDIATE INC.,
AS HOLDINGS,

DELL INC.,
AS THE COMPANY,

DELL INTERNATIONAL L.L.C.,
AS A BORROWER,

EMC CORPORATION,
AS A BORROWER,

JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT,

AND

THE OTHER LENDERS, SWINGLINE LENDERS AND L/C ISSUERS PARTY HERETO,
_________________

JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A. AND GOLDMAN SACHS BANK USA,
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,

BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIBANK, N.A. AND GOLDMAN SACHS BANK USA,
AS SYNDICATION AGENTS,

BNP PARIBAS SECURITIES CORP., CREDIT SUISSE LOAN FUNDING LLC, DEUTSCHE BANK SECURITIES INC., HSBC BANK USA, MIZUHO BANK, LTD., MORGAN STANLEY SENIOR FUNDING, INC., MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION, RBC CAPITAL MARKETS, NATIONAL ASSOCIATION, SOCIÉTÉ GÉNÉRALE, TD SECURITIES (USA) LLC, THE BANK OF NOVA SCOTIA, WELLS FARGO SECURITIES, LLC,
AS DOCUMENTATION AGENTS

J.P. MORGAN SECURITIES LLC
AS SUSTAINABILITY STRUCTURING AGENT

CONTENTS
    Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~37~~41
1.03    Accounting Terms    ~~38~~42
1.04    Rounding    ~~38~~42
1.05    Exchange Rates; Currency Equivalents    ~~38~~42
1.06    Additional Alternative Currencies    ~~39~~43
1.07    Change of Currency    ~~40~~44
1.08    Times of Day; Fiscal Year    ~~40~~44
1.09    Letter of Credit Amounts    ~~40~~44
1.10    Timing of Payment or Performance    ~~40~~44
1.11    Sustainability Adjustments    ~~40~~44
1.12    Division    46
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    ~~42~~46
2.01    Loans    ~~42~~46
2.02    Borrowings, Conversions and Continuations of Loans    ~~43~~47
2.03    Letters of Credit    ~~44~~48
2.04    Swingline Loans    ~~54~~58
2.05    Prepayments    ~~56~~60
2.06    Termination or Reduction of Commitments    ~~57~~61
2.07    Repayment of Loans    ~~57~~61
2.08    Interest    ~~57~~62
2.09    Fees    ~~58~~62
2.10    Computation of Interest and Fees    ~~58~~62
2.11    Evidence of Debt    ~~58~~63
2.12    Payments Generally; Administrative Agent’s Clawback    ~~59~~63
2.13    Sharing of Payments by Lenders    ~~60~~65
2.14    Cash Collateral    ~~61~~66
2.15    Defaulting Lenders    ~~62~~67
2.16    Loan Modification Offers.    ~~65~~69
2.17    Increase in Commitments    ~~66~~70
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    ~~67~~72
3.01    Taxes    ~~67~~72
3.02    Illegality    ~~72~~77
3.03    Inability to Determine Rates    ~~73~~77
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans    ~~76~~79
3.05    Compensation for Losses    ~~78~~81
3.06    Mitigation Obligations; Replacement of Lenders    ~~78~~82
3.07    Survival    ~~79~~82
ARTICLE IV. CONDITIONS PRECEDENT    ~~79~~82
4.01    Conditions to Closing Date    ~~79~~82
4.02    [Reserved]    ~~81~~84
4.03    Conditions to all Credit Extensions on and after the Closing Date    ~~81~~84
ARTICLE V. REPRESENTATIONS AND WARRANTIES    ~~81~~85
5.01    Existence, Qualification and Power    ~~81~~85
5.02    Authorization; No Contravention    ~~82~~85
5.03    Governmental Authorization; Other Consents    ~~82~~85
5.04    Binding Effect    ~~82~~85
5.05    Financial Statements; No Material Adverse Effect    ~~82~~85
i

5.06    Litigation    ~~83~~86
5.07    Taxes    ~~83~~86
5.08    ERISA Compliance    ~~83~~86
5.09    Margin Regulations; Investment Company Act    ~~83~~87
5.10    Compliance with Laws    ~~84~~87
5.11    Sanctions; Anti-Corruption Laws.    ~~84~~87
5.12    Disclosure    ~~84~~87
5.13    Solvency    ~~84~~88
ARTICLE VI. AFFIRMATIVE COVENANTS    ~~84~~88
6.01    Financial Statements    ~~85~~88
6.02    Certificates; Other Information    ~~86~~89
6.03    Notices    ~~87~~90
6.04    Payment of Taxes    ~~87~~90
6.05    Preservation of Existence, Etc    ~~87~~90
6.06    Compliance with Laws    ~~87~~91
6.07    Books and Records    ~~87~~91
6.08    Use of Proceeds    ~~88~~91
6.09    Inspection Rights    ~~88~~91
ARTICLE VII. NEGATIVE COVENANTS    ~~88~~91
7.01    Liens    ~~88~~91
7.02    Fundamental Changes    ~~89~~93
7.03    Consolidated Interest Coverage Ratio    ~~90~~93
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES    ~~90~~93
8.01    Events of Default    ~~90~~93
8.02    Remedies Upon Event of Default    ~~92~~95
8.03    Application of Funds    ~~92~~96
ARTICLE IX. ADMINISTRATIVE AGENT    ~~93~~96
9.01    Appointment and Authority    ~~93~~96
9.02    Rights as a Lender    ~~93~~97
9.03    Exculpatory Provisions    ~~94~~97
9.04    Reliance by Administrative Agent    ~~95~~98
9.05    Delegation of Duties    ~~95~~98
9.06    Resignation of Administrative Agent    ~~95~~99
9.07    Non-Reliance on Administrative Agent, Arrangers, Bookrunners, and Other Lenders    ~~96~~100
9.08    No Other Duties, Etc    ~~97~~100
9.09    Administrative Agent May File Proofs of Claim    ~~97~~100
9.10    Erroneous Payments.    ~~98~~101
ARTICLE X. MISCELLANEOUS    ~~99~~102
10.01    Amendments, Etc    ~~99~~102
10.02    Notices; Effectiveness; Electronic Communication    ~~100~~104
10.03    No Waiver; Cumulative Remedies; Enforcement    ~~102~~106
10.04    Expenses; Indemnity; Damage Waiver    ~~103~~106
10.05    Payments Set Aside    ~~105~~108
10.06    Successors and Assigns    ~~105~~108
10.07    Treatment of Certain Information; Confidentiality    ~~110~~113
10.08    Right of Setoff    ~~111~~114
10.09    Interest Rate Limitation    ~~111~~115
10.10    Counterparts; Integration; Effectiveness    ~~111~~115
10.11    Survival of Representations and Warranties    ~~112~~115
10.12    Severability    ~~112~~115
10.13    Replacement of Lenders    ~~112~~115

10.14    Governing Law; Jurisdiction; Etc    ~~113~~116
10.15    Waiver of Jury Trial    ~~114~~117
10.16    No Advisory or Fiduciary Responsibility    ~~114~~117
10.17    Electronic Execution of Assignments and Certain Other Documents    ~~114~~118
10.18    USA PATRIOT Act    ~~115~~118
10.19    Judgment Currency    ~~115~~119
10.20    ENTIRE AGREEMENT    ~~116~~119
10.21    Lender ERISA Representation    ~~116~~119
10.22    Acknowledgement and Consent to Bail-In of Affected Financial
    Institutions    ~~117~~120
10.23    Acknowledgement Regarding Any Supported QFCs    ~~118~~121
ARTICLE XI. GUARANTEE    ~~118~~122
11.01    Guarantors    ~~118~~122
11.02    Guarantee    ~~119~~122
11.03    Guaranty Absolute    ~~119~~123
11.04    Waivers        ~~120~~123
11.05    Continuing Guaranty    ~~120~~124
11.06    Release of Guarantors    ~~120~~124

SCHEDULES
1.01(a)    Letter of Credit Commitments
1.01(b)    Swingline Commitments
1.01(c)    Key Performance Indicators
2.01    Commitments
2.03    Existing Letters of Credit
7.01    Existing Liens
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
A    Form of Loan Notice
B    Form of Solvency Certificate
C    Form of Note
D    Form of Assignment and Assumption
E-1    Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-2    Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
E-3    Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-4    Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
F    Form of Administrative Questionnaire
G    Form of Notice of Loan Prepayment
H-1    Sustainability Table
H-2    Form of Pricing Certificate

CREDIT AGREEMENT
This CREDIT AGREEMENT (as amended by Amendment No. 1 and Amendment No. 2, this “Agreement”) is entered into as of November 1, 2021, among Dell International L.L.C., a Delaware limited liability company (“Dell International” and a “Borrower”), EMC Corporation, a Massachusetts corporation (“EMC” and a “Borrower”), the Guarantors referred to herein, each Lender from time to time party hereto, each Swingline Lender from time to time party hereto, each L/C Issuer from time to time party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
WHEREAS, the Borrowers have requested (a) the Lenders to provide Loans, subject to the Commitments, which shall be in an aggregate principal amount of $5,000,000,000, to the Borrowers at any time during the Availability Period, (b) the L/C Issuers to issue Letters of Credit at any time during the Availability Period, in an aggregate amount at any time outstanding not in excess of $500,000,000 and (c) the Swingline Lenders to provide Swingline Loans at any time during the Availability Period, in an aggregate amount at any time outstanding not in excess of $500,000,000.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Accepting Lenders” has the meaning specified in Section 2.16(a).
“Accretive Acquisition” means any transaction or series of related transactions, consummated on or after the Closing Date, by which the Company or any Subsidiary thereof (a) acquires all or substantially all of the assets of any Person or any going business, division thereof or line of business, whether through purchase of assets, merger or otherwise, or (b) acquires Equity Interests of any Person having at least a majority of combined voting power of the then outstanding Equity Interests of such Person; provided that the Consolidated EBITDA of Parent, Holdings, the Company and its Subsidiaries for the relevant period prior to the closing of such Accretive Acquisition, after giving effect to such Accretive Acquisition on a pro forma basis, is greater than the Consolidated EBITDA of Parent, Holdings, the Company and its Subsidiaries for such period without giving effect to such Accretive Acquisition on a pro forma basis, as determined in good faith by the Company.
“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, as the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Parent, Holdings, the Company, the Borrowers and the Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Acquired Entity or Business and its Subsidiaries which will become Subsidiaries of the Company), all as determined on a consolidated basis for such Acquired Entity or Business.
“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”
“Adjusted Current Liabilities” has the meaning given such term in the definition of “Consolidated Net Tangible Assets.”
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that, if Adjusted Daily Simple SOFR as so determined would be less than 0.00% per annum, such rate shall be deemed to be equal to 0.00% per annum for the purposes of this Agreement.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%; provided that, if Adjusted Term SOFR is less than 0.00% per annum, then Adjusted Term SOFR with respect to the Loans shall be deemed to be 0.00% per annum. Each determination by the Administrative Agent of Adjusted Term SOFR shall be conclusive and binding for all purposes absent manifest error.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Agreement Currency” has the meaning specified in Section 10.19.
“Alternative Currency” means, with respect to each L/C Issuer, (i) each currency (other than Dollars) specified on Schedule 1.01(a) opposite the name of such L/C Issuer and (ii) each currency (other than Dollars and currencies set forth in the preceding clause (i)) that is approved by such L/C Issuer in accordance with Section 1.06; provided that from and after the date that is ten (10) Business Days after the Borrowers shall have received written notice from an L/C Issuer or the Administrative Agent that any such currency (other than Dollars) is not a lawful currency that is readily available and freely transferable and convertible into Dollars in the London interbank market, no L/C Issuer shall make any L/C Credit Extension in respect of a Letter of Credit denominated or to be denominated in such currency (unless such currency subsequently becomes an Alternative Currency in accordance with Section 1.06).
“Amendment No. 1” means the First Amendment, dated as of February 8, 2022, among Holdings, the Company, the Borrowers, the Lenders party thereto and the Administrative Agent.
“Amendment No. 2” means the Second Amendment, dated as of November 10, 2022, among Holdings, the Company, the Borrowers, the Lenders party thereto and the Administrative Agent.
“Amendment No. 2 Additional Commitment” means, with respect to each Amendment No. 2 Additional Lender, the commitment of such Amendment No. 2 Additional Lender to make Loans and to acquire participations in Letters of Credit hereunder. The initial amount of each Amendment No. 2 Additional Lender’s Amendment No. 2 Additional Commitment is set forth on Schedule 1 to Amendment No. 2 and made a part hereof. As of the Amendment No. 2 Effective Date, the aggregate amount of the Amendment No. 2 Additional Lenders’ Amendment No. 2 Additional Commitments is $1,000,000,000.
“Amendment No. 2 Additional Lender” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Effective Date” means November 10, 2022.
“Amendment No. 2 Arrangers” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA, and Wells Fargo Bank, N.A. (or, in each case, any of their designated affiliates in such capacities).
“Anti-Corruption Laws” has the meaning specified in Section 5.11(b).
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the tenth decimal place) of the Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.15. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender with respect to the Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Ratings as set forth below:

Pricing Level	Debt Ratings S&P /Moody’s /Fitch	Facility		Unused Line Fee
		Eurocurrency Rate and Adjusted Term SOFR	Base Rate
1	≥ BBB+/Baa1/BBB+	0.875%	0.000%	0.075%
2	BBB/Baa2/BBB	1.000%	0.000%	0.100%
3	BBB-/Baa3/BBB-	1.150%	0.150%	0.125%
4	BB+/Ba1/BB+	1.250%	0.250%	0.175%
5	≤ BB/Ba2/BB	1.500%	0.500%	0.250%

For purposes of the foregoing, (a) in the event that Debt Ratings are provided by each of Moody’s, Fitch and S&P, and such Debt Ratings fall within different pricing levels (i) if any two Debt Ratings are at the same pricing level, the Applicable Rate shall be based upon such pricing level and (ii) if no two Debt Ratings are at the same pricing level, the Applicable Rate shall be based upon the pricing level which is in the middle of the distribution of the three Debt Ratings, (b) in the event that Debt Ratings are provided by any two of Moody’s, Fitch and S&P, (i) if such Debt Ratings fall within the same pricing level, the Applicable Rate shall be based upon such pricing level, and (ii) if such Debt Ratings fall within different pricing levels, the Applicable Rate shall be based on the higher of the two levels (with pricing level 1 being the highest and pricing level 5 being the lowest) unless one of the two Debt Ratings is two or more pricing levels lower than the other, in which case the Applicable Rate shall be determined by reference to the pricing level immediately below the pricing level of the higher of the two Debt Ratings, (c) in the event that a Debt Rating is provided only by one of Moody’s, Fitch and S&P, the Applicable Rate shall be based on such pricing level and (d) in the event that no Debt Ratings are available, the pricing level shall be level 5.
Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
Notwithstanding the foregoing, the Applicable Rate may be increased or decreased in accordance with Section 1.11; provided that in no event shall the Applicable Rate be less than 0.00%.
“Applicable Time” means, with respect to any L/C Credit Extensions and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as determined by the applicable L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. In advance of the initial issuance of a Letter of Credit in any Alternative Currency, the applicable L/C Issuer shall provide the Company and the Lenders with written notice of the Applicable Time for any L/C Credit Extensions and payments in such Alternative Currency; provided, such L/C Issuer may, upon written notice to the Company and the Lenders delivered at least one Business Day in advance of the effectiveness of any update, update the Applicable Time for L/C Credit Extensions and payments in such Alternative Currency. In the event no such notice is delivered by the applicable L/C Issuer, the Applicable Time with respect to such L/C Credit Extensions or the applicable payments shall be the time specified herein for L/C Credit Extensions and payments in Dollars.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender (or any Affiliate of such entity).
“Arrangers” means (i) JPMorgan Chase Bank, N.A., and each other institution listed as a joint lead arranger on the cover hereto, each in their capacity as joint lead arrangers and (ii) the Amendment No. 2 Arrangers.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Financing Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Financing Lease Obligation.
“Audited Financial Statements” means audited consolidated balance sheets of Parent and its consolidated subsidiaries as of the end of, and related statements of income and cash flows of Parent and its consolidated subsidiaries for, the three most recently completed fiscal years ended at least 90 days prior to the Closing Date; provided that the filing with the SEC of such Exchange Act reports or filings containing such financial statements by Parent with respect to the relevant period shall satisfy the foregoing requirements. The Arrangers hereby acknowledge receipt of the audited financial statements required pursuant to this definition for the fiscal years ended February 1, 2019, January 31, 2020 and January 29, 2021.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(e).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination in whole of the Commitments pursuant to Section 2.06, and (c) the date of termination in whole of the commitments of all Lenders to make Loans and of the obligation of all L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means, as to any Affected Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of such Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) ~~the Eurocurrency Rate plus 1%~~Adjusted Term SOFR for a one month Interest Period as published two Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate ~~or~~, the NYFRB Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate ~~or~~, the NYFRB Rate or Adjusted Term SOFR, respectively. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to any applicable then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 3.03.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a) Adjusted Daily Simple SOFR; or
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (ii) the related Benchmark Replacement Adjustment;
provided that the Benchmark Replacement as determined pursuant to clause (a) or (b) above shall not be less than 0.00% per annum.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day”, the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the

Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board of Directors” means:
(a) with respect to a corporation or exempted company, the board of directors of the corporation or exempted company or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;
(c) with respect to a limited liability company, the manager, managing member or members or any controlling committee of managing members thereof; and
(d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Bookrunner” means JPMorgan Chase Bank, N.A., and each other institution listed as a joint bookrunner on the cover hereto, each in their capacity as joint bookrunner.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type under the Facility made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans and Adjusted Term SOFR Loans, having the same Interest Period or (b) a Swingline Loan.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located ~~and~~, (b) if such day relates to a Eurocurrency Rate Loan, means any such day that is also a London Banking Day~~.~~ and (c) if such day relates to an Adjusted Term SOFR Loan or an Adjusted Daily Simple SOFR Loan, any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Parent, Holdings, the Company and the Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Parent.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” to the extent enacted, adopted or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Company and the Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 3.04.
“Change of Control” means the occurrence of any of the following:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole, to any Person other than any Permitted Holders;
(b) Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of Parent (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate or appoint directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent; or
(c) either of the Borrowers shall cease to be a direct or indirect subsidiary of Parent.
Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such Parent Entity having a majority of the aggregate votes on the Board of Directors of such Parent Entity.
“Change of Control Triggering Event” means the occurrence of both a (a) Change of Control and (b) Rating Decline; provided that clause (b) hereof shall be applicable only if Michael S. Dell is a member of either the Board of Directors or senior management of the surviving Person after giving effect to any such Change of Control.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied (or waived in accordance with Section 10.01).
“Closing Date Guarantors” means, as of the Closing Date, Parent, Holdings and the Company; provided that upon the release or discharge of any Closing Date Guarantor from its Guarantee in accordance with the terms of this Agreement, such Person shall cease to be a Closing Date Guarantor.
“Closing Date Refinancing” means, collectively, (a) the repayment, repurchase or other discharge of the principal, interest, fees and other amounts, other than contingent obligations not due and payable, outstanding, and termination of all outstanding commitments, under that certain Credit Agreement, dated as of September 7, 2016 (as amended, supplemented or otherwise modified), among Holdings, the Company, the Borrowers, Credit Suisse AG, Cayman Islands Branch, as term loan B administrative agent and collateral agent, JPMorgan Chase Bank, N.A., as term loan A/revolver administrative agent and swingline lender and each of the issuing banks and lenders from time to time party thereto, and the termination and/or release of any security interests and guarantees in connection therewith and (b) the release of all subsidiary guarantees and all Liens securing the Existing Notes.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). The market data is the property of Chicago Mercantile Exchange Inc. or its licensors as applicable. All rights reserved, or otherwise licensed by Chicago Mercantile Exchange Inc.
“Co-Documentation Agents” means each institution listed as a documentation agent on the cover hereto, each in their capacity as documentation agents.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the ~~Closing~~Amendment No. 2 Effective Date, the ~~initial~~ aggregate amount of Commitments ~~was $5,000,000,000~~(including, for the avoidance of doubt, the Amendment No. 2 Additional Commitments) was $6,000,000,000.
“Commitment Increases” has the meaning specified in Section 2.17(a).
“Communication” has the meaning specified in Section 10.17.
“Company” means Dell Inc., a Delaware corporation.
“Competitor” has the meaning specified in Section 10.06(b)(vi).
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
    (i)    total net interest and other expense net of income, in each case as reported in Parent’s financial statements in accordance with GAAP and, if elected by the Company in its discretion and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income (provided that, for the avoidance of doubt, interest income will not include any amounts earned by DFS or other Subsidiaries through the financing of DFS Financing Assets) and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities,
    (ii)    income tax provision as reported in Parent’s financial statements in accordance with GAAP and, if elected by the Company in its discretion, to the extent not included in the foregoing, any other provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations,
    (iii)    depreciation and amortization (including amortization of Capitalized Software Expenditures, internal labor costs and amortization of deferred financing fees or costs),
    (iv)    other non-cash charges and/or losses (other than any accrual in respect of bonuses) (provided, in each case, that if any non-cash charges and/or losses represent an accrual or reserve for potential cash items in any future period (A) the Company may elect not to add back such non-cash charges in the current period and (B) to the extent the

Company elects to add back such non-cash charges in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),
    (v)    the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof,
    (vi)    the amount of payments made to option holders, stock holders or restricted stock unit holders of Parent or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution,
    (vii)    losses or discounts on sales of receivables and related assets in connection with any receivables or similar financing or any loan syndications by DFS or other Subsidiaries engaged in financing of DFS Financing Assets,
(viii)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and not added back,
(ix)        any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature,
(x)        the amount of any fees and expenses (including any Transaction Costs, transaction or retention bonus or similar payment, any earnout, contingent consideration, obligation or purchase price adjustment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),
(xi)        any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities),
(xii)    any non-cash expense or costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements,
(xiii)    the amount of any extraordinary, non-recurring or unusual losses (less all fees and expenses relating thereto) or expenses (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost saving initiatives and any accruals or reserves in respect of any extraordinary, non-recurring or unusual items), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or cost saving initiatives), restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions prior to or after the Closing Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements, signing costs, retention or completion bonuses, other executive recruiting or retention costs, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments thereof),
(xiv)    the cumulative effect (if negative) of a change in accounting principles during such period to the extent reducing Consolidated Net Income,
(xv)    any loss for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,
(xvi)    the amount of any increase to accruals and reserves as a result of the adoption or modification of accounting policies during such period,
(xvii)    any loss attributable to deferred compensation plans or trusts, and
(xviii)    any loss on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);
plus
(b)    without duplication and to the extent not included in arriving at such Consolidated Net Income, the amount of “run rate” cost savings, operating expense reductions and synergies related any Specified Transaction, any restructuring, cost saving initiative or other initiative projected by the Company in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Company), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of Parent, Holdings, the Company or any of the Subsidiaries (whether accounted for on the financial statements of any such joint venture or Parent) within 24 months after such Specified Transaction, restructuring, cost saving initiative or other initiative (including actions initiated prior to the consummation thereof) (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably quantifiable and factually supportable, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (a) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), and (C) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to Parent, Holdings, the Company or any of the Subsidiaries in any period shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for such period, in each case, at any date of determination, for the most recently completed of four consecutive fiscal quarters ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 6.01(a) or Section 6.01(b) (without giving effect to any adjustments pursuant to this clause (b));
less

(c)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
    (i)    non-cash income or non-cash gains (provided that, if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, the Company may determine not to deduct the relevant non-cash gain or income in the then-current period),
    (ii)    the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-wholly-owned subsidiary added (and not deducted in such period from Consolidated Net Income),
(iii)        any income for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,
(iv)        the amount of any decrease to accruals and reserves as a result of the adoption or modification of accounting policies during such period,
    (v)    any income attributable to deferred compensation plans or trusts, and
    (vi)    any gain on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business), in each case, as determined on a consolidated basis for Parent, Holdings, the Company and the Subsidiaries in accordance with GAAP; provided that
    (I)    there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Parent, Holdings, the Company, any Borrower or any Subsidiary during such period, whether such acquisition occurred before or after the Closing Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”) based on the Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis; provided that the Company may elect in its sole discretion not to make such adjustment with respect to any such acquisition having consideration in an amount less than $500,000,000, and
    (II)    there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Parent, Holdings, the Company, any Borrower or any Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”) based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis; provided that the Company may elect in its sole discretion not to make such adjustment with respect to any such sale, transfer or other disposition having consideration in an amount less than $500,000,000 (or any such closure or classification with respect to properties, businesses or assets with a fair market value, as determined in good faith by the Company, of less than $500,000,000).
“Consolidated Interest Charges” means, for any period, for Parent, Holdings, the Company and its Subsidiaries on a consolidated basis, the sum of (a) all cash interest expense of Parent, Holdings, the Company and the Subsidiaries with respect to all outstanding Indebtedness thereof described in clause (a) of the definition of Indebtedness or attributable to Financing Lease Obligations (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements), net of cash interest income (provided that, for the avoidance of doubt, interest income will not include any amounts earned by DFS or other Subsidiaries through the financing of DFS Financing Assets) of Parent, Holdings, the Company and the Subsidiaries, in each case determined in accordance with GAAP, plus (b) non-cash interest expense resulting solely from “paid in kind” interest on Indebtedness described in clause (a) of the definition thereof and the amortization of original issue discount from the issuance of Indebtedness of Parent, Holdings, the Company and the Subsidiaries at less than par, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than specifically referred to in clause (b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) incurred in connection with any receivables or similar financing (including in respect of any DFS-related financing), (v) all non-recurring cash interest expense or “additional interest” for failure to timely comply with registration rights obligations, (vi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect to any investment, all as calculated on a consolidated basis in accordance with GAAP, (vii) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including, without limitation, any Indebtedness issued, prepaid, redeemed or otherwise retired in connection with the Transactions, (viii) penalties and interest relating to taxes, (ix) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any interest expense attributable to a direct or indirect parent entity resulting from push down accounting and (xi) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.
“Consolidated Net Income” means, for any period, the net income (loss) of Parent, Holdings, the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Parent, Holdings, the Company and the Subsidiaries), as a result of any acquisition consummated prior to, or after, the Closing Date or the amortization or write-off of any amounts thereof.
“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, except for (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of Financing Lease Obligations (such current liabilities referred to in this clause (a), less the items set forth in sub-clauses (i) through (iii), the “Adjusted Current Liabilities”), and (b) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs) (such items referred to in this clause (b), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of Parent and its subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under this Agreement in connection with any transaction, (i) the assets and Intangible Assets of Parent and its subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under this Agreement and (ii) the Adjusted Current Liabilities of Parent and its subsidiaries shall be adjusted to reflect any increase or decrease in Adjusted Current Liabilities as a result of such transaction being tested under this Agreement or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) Business Days prior to (i) if such SOFR Rate Day is a Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a Business Day, the Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt Rating” means, as of any date of determination, the rating as determined by S&P, Moody’s or Fitch, as applicable, of the non-credit-enhanced, senior unsecured long-term debt issued (or co-issued) by Dell International, or, if no such rating exists for such Rating Agency on such date of determination, the corporate rating of Parent.
“Debtor Relief Laws” means Title 11, U.S. Code or any similar federal, foreign or state law for the relief of debtors.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Loans that are Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to Loans that are Eurocurrency Rate Loans and Adjusted Term SOFR Loans, the Default Rate shall be an interest rate equal to the interest rate (including the Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate applicable to Loans that are ~~Eurocurrency Rate~~Adjusted Term SOFR Loans plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Swingline Lender, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swingline Loans and Letters of Credit) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any Swingline Lender or any L/C Issuer, as applicable, in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c)  upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent in consultation with the Company that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d)  above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the Swingline Lenders, the L/C Issuers and each other Lender promptly following such determination.
“Dell International” has the meaning assigned to it in the recitals hereto.
“Designated Jurisdiction” means, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (which as of the Closing Date are Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).
“DFS” means Dell Financial Services L.L.C., a Delaware limited liability company.
“DFS Financing Assets” means loans, installment sale contracts, receivables arising under revolving credit accounts, software licenses, maintenance services agreements, service contracts, leases (including all equipment and software subject to leases) or subleases (including any related account receivable or note receivable) entered into with or purchased by Parent, Holdings, the Company or any Subsidiary to finance the acquisition or use of products or services and other assets customarily included in connection with a financing thereof (including any assets resulting from a financing provided by DFS or the Global Financial Services division of EMC Corporation, a Massachusetts corporation), together with all proceeds thereof.
“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to Parent, Holdings, the Company, the Borrowers and the Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
“disposition” or “dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Lender” has the meaning specified in Section 10.06(b)(vi).

“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the applicable L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
    “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.17.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iv) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iv)).
“EMC” has the meaning assigned to it in the recitals hereto.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person (other than, prior to the date of conversion, Indebtedness that is convertible into Equity Interests) or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate any Pension Plan or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Rate” means:
(a)    for any Interest Period with respect to a Eurocurrency Rate Loan, ~~subject to Section 3.03,~~ the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in consultation with the Company from time to time) (the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and
(b)    for any rate calculation with respect to a Base Rate Loan on any date prior to the Amendment No. 2 Effective Date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits with a term of one month commencing that day~~;~~.
~~provided that to the extent a successor rate is established pursuant to Section 3.03, such rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld).~~
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time (with respect to the definition of “Change of Control” only, as in effect on January 1, 2018).
“Excluded Debt” shall mean (a) Indebtedness owing to the Company or any Subsidiary of the Company, (b) Indebtedness under the Facility, (c) Indebtedness (including Financing Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the capital stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 12 months thereafter; provided that Liens securing indebtedness permitted to be incurred pursuant to this clause (c) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, (d) any reasonable purchase facilities, factoring transaction, securitization, receivables financing transaction or similar financing, (e) DFS-related financings, (f) Indebtedness that is assumed by the Company or any Subsidiary of any Person that becomes a Subsidiary (or any Person not previously a Subsidiary that is merged or consolidated with or into the Company or a Subsidiary) after the Closing Date in connection with an acquisition of assets by the Company or any Subsidiary (so long as such Indebtedness is not incurred in contemplation thereof) and (g) Indebtedness assumed or otherwise incurred by a Foreign Subsidiary in connection with an Accretive Acquisition; provided that the aggregate outstanding principal amount of Indebtedness excluded pursuant to clauses (f) and (g) above at any time shall not exceed the Maximum Secured Debt Limit.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any L/C Issuer or any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of an L/C Issuer or a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan, Letter of Credit Commitment or Commitment pursuant to a law in effect on the date on which (i) such L/C Issuer or Lender acquires such interest in the Letter of Credit Commitment or Commitment, as applicable (or, to the extent such L/C Issuer or Lender, as applicable, did not issue a Letter of Credit or fund an applicable Loan pursuant to a prior Letter of Credit Commitment or Commitment, as applicable, on the date on which such L/C Issuer or Lender, as applicable, acquires its interest in such Letter of Credit or Loan, as applicable), other than pursuant to an assignment request by the Company under Section 3.06(b) or (ii) such L/C Issuer or Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a) or (c), amounts with respect to such Taxes were payable either to such L/C Issuer’s or Lender’s assignor immediately before such L/C Issuer or Lender, as applicable, acquired the applicable interest in such Letter of Credit, Loan or Commitment or to such L/C Issuer or Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed under FATCA. For purposes of clause (b)(i) of this definition, a participation acquired pursuant to Section 2.13 shall be treated as having been acquired on the earliest date(s) on which the applicable L/C Issuer or Lender acquired the applicable interests in the Letter of Credit Commitments, Commitments or Loans to which such participation relates.
“Existing Letter of Credit” means each letter of credit set forth on Schedule 2.03.
“Existing Notes” means, collectively, the Borrowers’ 5.450% First Lien Notes due 2023, 4.000% First Lien Notes due 2024, 5.850% First Lien Notes due 2025, 6.020% First Lien Notes due 2026, 4.900% First Lien Notes due 2026, 6.100% First Lien Notes due 2027, 5.300% First Lien Notes due 2029, 6.200% First Lien Notes due 2030, 8.100% First Lien Notes due 2036 and 8.350% First Lien Notes due 2046.
“Facility” means the Commitments, the Loans and the L/C Obligations.
“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Company.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, director of treasury, controller or other similar officer of such Person or, in the absence of the foregoing, a director, manager or similar officer of such Person.
“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Fitch” means Fitch Ratings, a business segment of Fitch Group, Inc. and its successors.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer or Swingline Lender, such Defaulting Lender’s Applicable Percentage of (a) the Outstanding Amount of all outstanding L/C Obligations relating to such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) the aggregate principal amount of all Swingline Loans made by such Swingline Lender outstanding at such time.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer of the Company. The term “guarantee” as a verb has a corresponding meaning.
“Guarantee” has the meaning specified in Section 11.02.
“Guarantee Trigger Condition” means, on any date of determination, either:
(a)     (i) the Rated Entity has a Debt Rating from any two Rating Agencies reflecting ratings at or below the ratings corresponding to pricing level 4 in the pricing grid set forth in the definition of Applicable Rate and (ii) the aggregate outstanding principal amount of Indebtedness described under clause (a) of the definition thereof incurred or guaranteed by Subsidiaries that are not Guarantors (excluding any Excluded Debt), exceeds the greater of (A) $2,750,000,000 and (B) 15% of Consolidated Net Tangible Assets as of the last day of the most recently ended Test Period; or
(b)    (i) the aggregate outstanding principal amount of the Existing Notes is greater than $5,000,000,000 and (ii) such Existing Notes are guaranteed by any Subsidiary that is not a Guarantor.
For purposes of clause (a) above, (x) in the event that a Debt Rating is provided by only one Rating Agency, the condition in clause (i) shall be deemed satisfied if the Rated Entity has a Debt Rating from such Rating Agency reflecting ratings at or below the ratings corresponding to pricing level 4 in the pricing grid set forth in the definition of Applicable Rate and (y) in the event that no Debt Ratings are available, the condition in clause (i) shall be deemed satisfied.
“Guaranteed Obligations” has the meaning specified in Section 11.02.
“Guarantors” means (a) as of the Closing Date, the Closing Date Guarantors and (b) any Subsidiary that becomes a Guarantor pursuant to Section 11.01; provided that, upon the release or discharge of any Subsidiary from its Guarantee in accordance with the terms of this Agreement, such Person shall cease to be a Guarantor.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
~~“Impacted Loans” has the meaning specified in Section 3.03.~~
“Increase Effective Date” has the meaning specified in Section 2.17(d).
“Incremental Arranger” has the meaning specified in Section 2.17(b).
“Incremental Facility Amendment” has the meaning specified in Section 2.17(f).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money, including Indebtedness for borrowed money evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) monetary obligations arising under supply or consignment agreements, in each case of clause (i) and this clause (ii), not overdue by more than 90 days or are being contested in good faith by appropriate proceedings and for which reasonable reserves are being maintained and (iii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable for a period of 120 days);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Financing Lease Obligations and Synthetic Lease Obligations; and
(g)    all guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Financing Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Company and the Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller and (iii) Indebtedness of any direct or indirect parent of Parent appearing on the balance sheet of Parent solely by reason of push down accounting under GAAP.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intangible Assets” has the meaning given such term in the definition of “Consolidated Net Tangible Assets.”

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan or Adjusted Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the fifteenth day of each April, July, October and January and the Maturity Date.
“Interest Period” means as to each Eurocurrency Rate Loan and Adjusted Term SOFR Loan, the period commencing on the date such Eurocurrency Rate Loan or Adjusted Term SOFR Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan or Adjusted Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by a Borrower in its Loan Notice~~, or such other period that is twelve months or less requested by a Borrower and consented to by all the~~ (in each case, subject to the availability for the Benchmark applicable ~~Lenders~~to the relevant Loan or Commitment); provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan or Adjusted Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Eurocurrency Rate Loan or an Adjusted Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~
(iii)    no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in any Loan Notice; and
(iv)    ~~(iii)~~ no Interest Period shall extend beyond the Maturity Date then in effect.
“Investors” means each of (a) (i) Michael S. Dell and his Affiliates, related estate planning and charitable trusts and vehicles and his family members, and also upon Michael S. Dell’s death, (ii) any Person who was an Affiliate of Michael S. Dell that upon his death directly or indirectly owns Equity Interests in any Parent Entity of Dell, Dell or any Subsidiary and (iii) Michael S. Dell’s heirs, executors and/or administrators, (b) MSDC Management L.P., its Affiliates and any funds, partnerships or other coinvestment vehicles managed, advised or controlled by the foregoing or their respective Affiliates and (c) Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Silver Lake Partners V DE (AIV), L.P., SL SPV-2, L.P. and their Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates, excluding, in each case, Parent and its subsidiaries and any portfolio companies of any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and a Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 10.19.
“KPI Metric” means each of the Sustainable Packaging Percentage and the Renewable Electricity Capacity Percentage.

“KPI Metrics Auditor” means ERM CVS, or any replacement auditor thereof as designated from time to time by the Company; provided that any such replacement KPI Metrics Auditor shall be (a) a nationally recognized auditing firm or (b) another auditing firm designated by the Company and reasonably acceptable to the Administrative Agent.
“KPI Metrics Certificate” means an annual certificate delivered to the Administrative Agent attached to the Pricing Certificate for the fiscal year then most recently ended prepared by or on behalf of the Company and including the KPI Metrics for such fiscal year in reasonable detail pursuant to standards and/or methodology that (a) are consistent with then generally accepted industry standards or (b) if not so consistent, are proposed by the Company and approved by the Required Lenders.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed or refinanced as a Borrowing, in each case, on the date required pursuant to Section 2.03(c). All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuers” means (a) each Lender identified on Schedule 1.01(a), (b) solely with respect to any Existing Letter of Credit, the Lender that issued such Existing Letter of Credit and (c) each Lender that shall have become an L/C Issuer hereunder as provided in Section 2.03(l) (other than any Person that shall have ceased to be an L/C Issuer as provided in Section 2.03(m)), each in its capacity as an issuer of Letters of Credit hereunder; provided that each L/C Issuer may perform its obligations hereunder through one or more of its Affiliates.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or the exclusion of Article 36 of the UCP, as applicable, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall become a party hereto pursuant to an Assignment and Assumption that holds a Commitment or a Loan and any other Person that shall have become a party hereto pursuant to an Incremental Facility Amendment in accordance with Section 2.17, in each case other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender and each L/C Issuer.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify a Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means (i) any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and (ii) each Existing Letter of Credit. Letters of Credit may be issued, at the option of a Borrower, in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Commitment” means, as to any L/C Issuer, the obligation of such L/C Issuer to issue Letters of Credit for the account of a Borrower or one or more of its Subsidiaries from time to time in an aggregate amount not to exceed the amount set forth opposite such L/C Issuer’s name on Schedule 1.01(a), or, for any L/C Issuer becoming an L/C Issuer after the Closing Date, such amount as is separately agreed to in a written agreement between a Borrower and such L/C Issuer (which such agreement shall be promptly delivered to the Administrative Agent following execution).
“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the greater of (a) $500,000,000 and (b) the aggregate Commitments of all L/C Issuers. The Letter of Credit Sublimit is part of, and not in addition to, the Commitments.
“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Company and the Subsidiaries taken as a whole, as of the Closing Date after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.
“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.
~~“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).~~
~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).~~
~~“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld), to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines with the consent of the Company (not to be unreasonably withheld) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).~~
    “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Loan Documents” means this Agreement, Amendment No. 1, Amendment No. 2, each Note and each Issuer Document.
“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.16.
“Loan Modification Offer” has the meaning specified in Section 2.16(a).
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans~~,~~  pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Loan Parties” means Parent, Holdings, the Company, the Borrowers and the Guarantors.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
    “Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition of the Company and the Subsidiaries, taken as a whole or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any Subsidiary (or group of Subsidiaries as to which a specified condition applies) that would be a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.
“Maturity Date” means the later of (a) (i) prior to the Amendment No. 2 Effective Date, the date that is five (5) years after the Closing Date, and (ii) on and after the Amendment No. 2 Effective Date, November 1, 2027 and (b) if the maturity of the Facility is extended pursuant to Section 2.16, such extended maturity date with respect to the applicable Accepting Lenders as determined pursuant to such Section; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09.
“Maximum Secured Debt Limit” means, as of any date of computation thereof, an amount equal to the greater of (a) $2,750,000,000 and (b) 15% of Consolidated Net Tangible Assets as of the last day of the most recently completed four consecutive fiscal quarters of Parent prior to such date of computation for which financial statements have been delivered pursuant to Section 6.01.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 101%, or, in the case of Letters of Credit denominated in an Alternative Currency, 103%, of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 101%, or, in the case of Letters of Credit denominated in an Alternative Currency, 103%, of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount reasonably determined by the Administrative Agent and the L/C Issuers in their sole discretion (which amount may be 0%).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any “multiemployer plan,” as defined in Section 3(37) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Non-Accepting Lender” has the meaning specified in Section 2.16(c).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Nonrecourse Obligation” means indebtedness or other Obligations substantially related to (a) the acquisition of assets not previously owned by the Company or any of its Subsidiaries or (b) the financing of a project involving the development or expansion of properties of the Company or any of its Subsidiaries, as to which the obligee with respect to such indebtedness or Obligation has no recourse to the Company or any of its Subsidiaries or any assets of the Company or any of its Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender to the Borrowers, substantially in the form of Exhibit C.
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent in its reasonable discretion (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate of formation or organization, limited liability company agreement or operating agreement or other applicable governing agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, exempted limited partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).
“Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date, and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parent” means Dell Technologies Inc., a Delaware corporation, together with its successors by merger or consolidation.
“Parent Entity” means any Person that, with respect to another Person, owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of Directors of such other Person.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” has the meaning specified in Section 10.18.
“Payment” has the meaning specified in Section 9.10.
“Payment Notice” has the meaning specified in Section 9.10.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412 and 430 of the Code and Sections 302 and 303 of ERISA.
“Pension Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan, that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Amendment” means an amendment to this Agreement and, if applicable, the other Loan Documents effected in connection with a Loan Modification Offer pursuant to Section 2.16, applicable to all, or any portion of, the Loans and/or Commitments of the Facility of the Accepting Lenders providing for (a) an extension of a maturity date with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (c) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders, (d) any change to the call protection with respect to the Loans and/or Commitments of the Accepting Lenders, and/or (e) additional covenants or other provisions applicable only to periods after the Maturity Date at the time of such Loan Modification Offer or also added for the benefit of any Loans and/or Commitments of the Facility remaining outstanding after the issuance or incurrence of such Loans and/or Commitments (it being understood that no consent shall be required by the Administrative Agent or any of the Lenders to provide for such additional covenants or other provisions).
“Permitted Holder” means (a) each of the Investors and members of management of Parent and its subsidiaries who are holders of Equity Interests of Parent on the Closing Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Directors of Parent held by such group, (b) any Permitted Parent and (c) any Permitted Plan.
“Permitted Parent” means any Parent Entity that at the time it became a Parent Entity of Parent was a Permitted Holder pursuant to clause (a) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control.
“Permitted Plan” means any employee benefits plan of Parent or its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan, within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by the Company or, solely with respect to any such plan that is subject to Section 302 of ERISA or Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate or to which the Company or, solely with respect to any such plan that is subject to Section 302 of ERISA or Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate is required to contribute on behalf of any of their respective employees.
“Platform” has the meaning specified in Section 6.02.
~~“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).~~
“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and the Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.
“Pricing Certificate” means a certificate substantially in the form of Exhibit H-2 executed by a Responsible Officer of the Company and (a) attaching the KPI Metrics Certificate for the most recently ended fiscal year and setting forth the Sustainability Margin Adjustment and the Sustainability Fee Adjustment for the period covered thereby and computations in reasonable detail in respect thereof and (b) a review report of the KPI Metrics Auditor confirming that the KPI Metrics Auditor is not aware of any modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable standards for the computation thereof.
“Pricing Certificate Date” has the meaning set forth in Section 1.11(a) hereof.
“Pricing Certificate Inaccuracy” has the meaning set forth in Section 1.11(c) hereof.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Public Lender” has the meaning specified in Section 6.02.
“Rated Entity” means Dell International or, if a corporate rating of Dell International is not provided by any Rating Agency, Parent.
“Rating Agency” means each of S&P, Moody’s and Fitch.
“Rating Decline” means the occurrence of a decrease in any Debt Rating by one or more gradations by any two of three Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earlier of (a) a Change of Control, (b) the date of public notice of the occurrence of a Change of Control or (c) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced ratings review for possible downgrade by either of such two Rating Agencies, it being understood that a change in ratings outlook shall not extend such 60-day period); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Administrative Agent in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable

Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Rating Decline shall not be deemed to have occurred so long as the Rated Entity has a Debt Rating from at least two of three Rating Agencies reflecting ratings at or above the ratings corresponding to pricing level 3 in the pricing grid set forth in the definition of Applicable Rate.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (b) if such Benchmark is Daily Simple SOFR, four Business Days prior to such setting or (c) if such Benchmark is neither Term SOFR Rate nor Daily Simple SOFR, the time reasonably determined by the Administrative Agent in consultation with the Company.
“Register” has the meaning specified in Section 10.06(c).
~~“Related Adjustment” means, in determining any LIBOR Successor Rate at any time, the spread adjustment, or method for calculating or determining such spread adjustment, for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) that is substantially consistent with market practice at such time, as reasonably determined by the Administrative Agent and the Company, which spread adjustment or method for calculating or determining such spread adjustment will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have notified all Lenders thereof unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object thereto.~~
“Related Indemnified Person” of an Indemnitee means (i) any Controlling Person or any Affiliate of such Indemnitee, (ii) the respective directors, officers, or employees of such Indemnitee or any of its Controlling Persons or any of its Affiliates and (iii) the respective agents, advisors and representatives of such Indemnitee or any of its Controlling Persons or any of its Affiliates, in the case of this clause (iii), acting at the instructions of such Indemnitee, Controlling Person or such Affiliate (it being understood and agreed that any agent, advisor or representative of such Indemnitee or any of its Controlling Persons or any of its Affiliates engaged to represent or otherwise advise such Indemnitee, Controlling Person or Affiliate in connection with the Transactions is to be deemed to be acting at the instruction of such Person).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, Controlling Persons, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York , or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York .
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Renewable Electricity” has the meaning assigned to such term in Schedule 1.01(c).
“Renewable Electricity Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the Renewable Electricity Percentage as set forth in the applicable KPI Metrics Certificate is less than the Renewable Electricity Percentage Threshold, (b) 0.000%, if the Renewable Electricity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Renewable Electricity Percentage Threshold but less than the Renewable Electricity Percentage Target, and (c) negative 0.005%, if the Renewable Electricity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to Renewable Electricity Percentage Target.

“Renewable Electricity Margin Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.025%, if the Renewable Electricity Percentage as set forth in the applicable KPI Metrics Certificate is less than the Renewable Electricity Percentage Threshold, (b) 0.000%, if the Renewable Electricity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Renewable Electricity Percentage Threshold but less than the Renewable Electricity Percentage Target, and (c) negative 0.025%, if the Renewable Electricity Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Renewable Electricity Percentage Target.
“Renewable Electricity Percentage” has the meaning assigned to such term in Schedule 1.01(c).
“Renewable Electricity Percentage Target” means, with respect to any fiscal year, the Renewable Electricity Amount Target for such fiscal year as set forth in the Sustainability Table.
“Renewable Electricity Percentage Threshold” means, with respect to any fiscal year, the Renewable Electricity Amount Threshold for such fiscal year as set forth in the Sustainability Table.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means any EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, director of treasury, controller or other similar officer, manager or a director of a Loan Party, including any individual designated by any of the foregoing officers or directors pursuant to a power of attorney, and with respect to certain limited liability companies or partnerships that do not have officers, any director, manager, sole member, managing member or general partner thereof, and solely for purposes of the delivery of certificates pursuant to Section 4.01(a)(iii), the secretary or any assistant secretary of the applicable Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the applicable Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Revaluation Date” means, with respect to any Letter of Credit issued in an Alternative Currency, each of the following: (a) the date of issuance of such Letter of Credit, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of drawing thereunder, (d) the last Business Day of every calendar month after the date of issuance thereof while such Letter of Credit is outstanding and (e) such additional dates as any L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Loans and the aggregate Outstanding Amount of such Lender’s Swingline

Loans and L/C Obligations (net of all participations therein purchased by other Lenders pursuant to Section 2.03(b)(ii)) and participations in Swingline Loans and L/C Obligations at such time.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Sanction(s)” means any economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or other applicable sanctions authority.
“Sanctioned Person” means an individual or entity that is or is owned or controlled by any individuals or entities that are (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or (c) located, organized or resident in a Designated Jurisdiction.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03.
    “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Senior Managing Agents” means each institution listed as a senior managing agent on the cover hereto, each in their capacity as senior managing agents.
~~“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.~~
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the Federal Reserve Bank of New York ’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Sold Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”
“Solvent” means (a) the Fair Market Value of the assets of the Company and the Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (b) the Present Fair Saleable Value of the assets of the Company and the Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (c) the Company and the Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by the Company and the Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and (d) for the period from the date hereof through the Maturity Date, the Company and the Subsidiaries on a

consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Company and the Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.
“Specified Transaction” means, with respect to any period, any investment, acquisition, sale or other disposition or transfer of assets, equity issuance, incurrence or repayment of Indebtedness, dividend or other distribution with respect to any Equity Interests or purchase, redemption, or termination of any Equity Interests, in each case, to the extent the Company or its Subsidiaries pay or receive cash or other assets with a fair market value equal to or greater than the Threshold Amount (as determined by the Company in good faith upon the consummation thereof) in connection with such transaction.
“Spot Rate” for a currency means the rate determined by the applicable L/C Issuer to be the rate quoted as the spot rate for the purchase by such Person acting in such capacity of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the applicable L/C Issuer may obtain such spot rate from another financial institution designated by such L/C Issuer if it does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, exempted or limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Company other than any Unrestricted Subsidiary.
“Successor Borrower” has the meaning specified in Section 7.02.
“Sustainability Fee Adjustment” with respect to any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Sustainable Packaging Fee Adjustment Amount plus (b) the Renewable Electricity Fee Adjustment Amount, in each case for such period.
“Sustainability Margin Adjustment” with respect to any period between Sustainability Pricing Adjustment Dates, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the Sustainable Packaging Margin Adjustment Amount plus (b) the Renewable Electricity Margin Adjustment Amount, in each case for such period.
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 1.11.
“Sustainability Structuring Agent” means J.P. Morgan Securities LLC, in its capacity as sustainability structuring agent under this Agreement.
“Sustainability Table” means the Sustainability Table set forth on Exhibit H-1.
“Sustainable Packaging” has the meaning assigned to such term in Schedule 1.01(c).
“Sustainable Packaging Fee Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.005%, if the Sustainable Packaging Percentage as set forth in the applicable KPI Metrics Certificate is less than the Sustainable Packaging Percentage

Threshold, (b) 0.000%, if the Sustainable Packaging Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Sustainable Packaging Percentage Threshold but less than the Sustainable Packaging Percentage Target, and (c) negative 0.005%, if the Sustainable Packaging Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to Sustainable Packaging Percentage Target.
“Sustainable Packaging Margin Adjustment Amount” means, with respect to any period between Sustainability Pricing Adjustment Dates, (a) positive 0.025%, if the Sustainable Packaging Percentage as set forth in the applicable KPI Metrics Certificate is less than the Sustainable Packaging Percentage Threshold, (b) 0.000%, if the Sustainable Packaging Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Sustainable Packaging Percentage Threshold but less than the Sustainable Packaging Percentage Target, and (c) negative 0.025%, if the Sustainable Packaging Percentage as set forth in the applicable KPI Metrics Certificate is more than or equal to the Sustainable Packaging Percentage Target.
“Sustainable Packaging Percentage” has the meaning assigned to such term in Schedule 1.01(c).
“Sustainable Packaging Percentage Target” means, with respect to any fiscal year, the Sustainable Packaging Amount Target for such fiscal year as set forth in the Sustainability Table.
“Sustainable Packaging Percentage Threshold” means, with respect to any fiscal year, the Sustainable Packaging Amount Threshold for such fiscal year as set forth in the Sustainability Table.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Commitment” means, as to any Swingline Lender, the obligation of such Swingline Lender to make Swingline Loans to the Borrowers from time to time in an aggregate amount not to exceed the amount set forth opposite such Swingline Lender’s name on Schedule 1.01(b), or, for any Swingline Lender becoming a Swingline Lender after the Closing Date, such amount as is separately agreed to in a written agreement between a Borrower and such Swingline Lender (which such agreement shall be promptly delivered to the Administrative Agent following execution).
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) each Lender identified on Schedule 1.01(b) and (b) each Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e), (f) or (g)), each in its capacity a lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.04.
“Swingline Sublimit” means an amount equal to the greater of $500,000,000 and (b) the aggregate Commitments of all Swingline Lenders.
“Syndication Agents” means each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A. and Goldman Sachs Bank USA, each in its capacity as a syndication agent hereunder.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR.
“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Reference Rate”.
“Term SOFR” means ~~the forward-looking term rate for any period that is approximately (as reasonably determined by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld)) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent in consultation with the Company from time to time in its reasonable discretion.~~, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If, by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Parent ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 6.01(a) or 6.01(b); provided that, prior to the first date financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of Parent ended July 30, 2021.
“Threshold Amount” means $500,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the sum of unused Commitments of such Lender and the Revolving Credit Exposure of such Lender.
“Transaction Costs” means any fees or expenses incurred or paid by Parent, Holdings, the Company, any Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, (a) the establishment of the Facility and the consummation of the other transactions contemplated by this Agreement, (b) the Closing Date Refinancing, (c) the VMware Spin, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).
“Type” means, with respect to a Loan, its character as a Base Rate Loan, an Adjusted Term SOFR Loan or a Eurocurrency Rate Loan.
“UCP” means, with respect to any Letter of Credit, the 2007 version of the “Uniform Customs and Practice for Documentary Credits” of the International Chamber of Commerce, Publication No. 600 (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement Rate excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means an unaudited consolidated balance sheet of Parent and its consolidated subsidiaries as at the end of, and related statements of income and cash flows of Parent and its consolidated subsidiaries for, each fiscal quarter (other than the fourth fiscal quarter of a fiscal year) of Parent and its consolidated subsidiaries, subsequent to the last fiscal year reflected in the Audited Financial Statements and ended at least 45 days before the Closing Date together with the consolidated balance sheet and related statements of income and cash flows for the corresponding portion of the previous year (subject, in each case, to normal year-end adjustments and the absence of footnotes); provided that the filing with the SEC of such Exchange Act reports or filings containing such financial statements by Parent with respect to the relevant period shall satisfy the foregoing requirements.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means SecureWorks Corp., a Delaware corporation, and each of its subsidiaries.
“Unused Line Fee” has the meaning specified in Section 2.09(a).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“VMware” means VMware, Inc., a Delaware corporation.
“VMware Spin” means the disposition by Parent of its Equity Interests in VMware pursuant to that certain Separation and Distribution Agreement, dated as of April 14, 2021, by and between Parent and VMware.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors or managers of such Person (or, if such Person is a partnership, the Board of Directors or other governing body of the general partner of such Person).
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Parent, Holdings, the Company and the Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. For purposes of determining compliance with the covenant set forth in Section 7.03 or availability of any basket contained in this Agreement, the Consolidated Interest Coverage Ratio and/or Consolidated EBITDA shall be calculated on a pro forma basis to give effect to all Specified Transactions (and all Indebtedness incurred or repaid in connection therewith) that have been made during the applicable period of measurement or (other than actual compliance with the financial covenant set forth in Section 7.03) subsequent to such period and prior to or simultaneously with the event for which the calculation is made, including any acquisition or disposition outside the ordinary course of business, including any discontinued operations outside the ordinary course (provided that if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations only when and to the extent such operations are actually disposed of).
(b)    Changes in GAAP. If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Company shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Parent, Holdings, the Company and the Subsidiaries or to the determination of any amount for Parent and the Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The applicable L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts of L/C Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.

(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the applicable L/C Issuer on the basis of the Spot Rate as of the most recent Revaluation Date.
(c)     The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates ~~(including, without limitation, any LIBOR Successor Rate)~~ or the effect of any of the foregoing~~, or of any LIBOR Successor Rate Conforming Changes~~.
(d)    Notwithstanding anything to the contrary set forth herein, no Default or Event of Default shall arise as a result of any limitation or threshold set forth in this Agreement being exceeded solely as a result of changes in currency exchange rates.
(e)    The applicable L/C Issuer shall provide written notice to the Borrowers of each applicable Spot Rate on, and the occurrence of, each Revaluation Date.
1.06    Additional Alternative Currencies.
(a)    A Borrower may from time to time request that Letters of Credit be issued in a currency other than Dollars or any Alternative Currency described in clause (i) of the definition thereof; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars in the London interbank market. Any such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the applicable L/C Issuer, in their sole discretion). The Administrative Agent shall promptly notify the applicable L/C Issuer of any such request. The applicable L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request (or such other time or date as may be agreed by such Borrower and the Administrative Agent, in their sole discretion) whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.
(c)    Any failure by an L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C Issuer to permit Letters of Credit issued by it to be issued in such requested currency. If the Administrative Agent and the applicable L/C Issuer consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify such Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify such Borrower.
(d)    In order to implement any Alternative Currency approved in accordance with this Section 1.06, the Administrative Agent and the Company may make any technical or operational changes to this Agreement as necessary without any further consent from any Lender or L/C Issuer.
1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro in accordance with the legislation of the European Union relating to Economic and Monetary Union as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption, provided that if and to the extent that such legislation or member state provides that any such obligation may be paid by debtors in either Euro or the currency of such member state, then the Borrowers shall be permitted to repay such amount either in Euro or such other currency. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08    Times of Day; Fiscal Year. Unless otherwise specified, all references herein to (i) times of day shall be references to New York City time (daylight or standard, as applicable) and (ii) “fiscal year” shall refer to a fiscal year of the Parent ending on or about January 29 (as may be modified from time to time).
1.09    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time (as such amount may be reduced by (a) any permanent reduction of the maximum stated amount of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
1.10    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance, except as otherwise specified herein, shall extend to the immediately succeeding Business Day.
1.11    Sustainability Adjustments.
(a)    The Company may, at its election, deliver a Pricing Certificate to the Administrative Agent in respect of the most recently ended fiscal year on any date prior to the date that is 180 days following the last day of such fiscal year (the date the Administrative Agent’s receipt thereof, each a “Pricing Certificate Date”). Upon delivery of a Pricing Certificate in respect of a fiscal year, (i) the Applicable Rate for the Loans incurred by the Borrowers shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Margin Adjustment as set forth in the KPI Metrics Certificate delivered with such Pricing Certificate, and (ii) the Applicable Rate for the Unused Line Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in such KPI Metrics Certificate. For purposes of the foregoing, the Sustainability Margin Adjustment and the Sustainability Fee Adjustment shall be determined as of the fifth Business Day following the Pricing Certificate Date for such Pricing Certificate based upon the KPI Metrics for such fiscal year set forth in the KPI Metrics Certificate delivered with such Pricing Certificate and the calculations of the Sustainability Margin Adjustment and the Sustainability Fee Adjustment in such KPI Metrics Certificate (such fifth Business Day, a “Sustainability Pricing Adjustment Date”). Each change in the Applicable Rate on any Sustainability Pricing Adjustment Date shall be effective during the period commencing on and including such Sustainability Pricing

Adjustment Date and ending on the date immediately preceding the next Sustainability Pricing Adjustment Date.
(b)    For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any fiscal year. It is further understood and agreed that the Applicable Rate for Loans incurred by the Borrowers will never be reduced or increased by more than 0.05% and that the Applicable Rate for the Unused Line Fee will never be reduced or increased by more than 0.01%, pursuant to the Sustainability Margin Adjustment and the Sustainability Fee Adjustment, respectively, on any Sustainability Pricing Adjustment Date. For the avoidance of doubt, any adjustment to the Applicable Rate for such Loans or such Unused Line Fee by reason of meeting one or several KPI Metrics in any fiscal year shall not be cumulative year-over-year. The adjustments pursuant to this Section made on any Sustainability Pricing Adjustment Date shall only apply for the period until the date immediately preceding the next Sustainability Pricing Adjustment Date.
(c)    If, for any fiscal year, either (i) no Pricing Certificate shall have been delivered for such fiscal year or (ii) the Pricing Certificate delivered for such fiscal year shall fail to include the Renewable Electricity Percentage or Sustainable Packaging Percentage for such fiscal year, then the Sustainability Margin Adjustment will be positive 0.050% and/or the Sustainability Fee Adjustment will be positive 0.010%, as applicable, in each case commencing on the last day such Pricing Certificate could have been delivered in accordance with the terms of clause (a) above (it being understood that, in the case of the foregoing clause (ii), the Sustainability Margin Adjustment or the Sustainability Fee Adjustment will be determined in accordance with such Pricing Certificate to the extent the (A) Sustainability Margin Adjustment or the Sustainability Fee Adjustment is included in such Pricing Certificate and (B) the Administrative Agent has separately received the Renewable Electricity Percentage and/or Sustainable Packaging Percentage, as applicable).
(d)    If (i) the Company becomes aware of any material inaccuracy in the Sustainability Margin Adjustment, the Sustainability Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”), and (ii) a proper calculation of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate for the Loans incurred by the Borrowers and the Unused Line Fee for any period during the prior twelve months, the Company shall notify the Administrative Agent of such inaccuracy and (x) commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate for the Loans and the Unused Line Fee shall be adjusted to reflect the corrected calculations of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics, as applicable, and (y) the Borrowers shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand (and in any event within 10 Business Days) by the Administrative Agent an amount equal to the excess of (1) the amount of interest for the Loans and Unused Line Fees that should have been paid for such twelve month period over (2) the amount of interest for the Loans and Unused Line Fees actually paid for such twelve month period.  If the Company becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate for the Loans and the Unused Line Fee for any period during the prior twelve months, then, upon receipt by the Administrative Agent of notice from the Company of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics, as applicable) (x) commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate for the Loans and the Unused Line Fee shall be adjusted to reflect the corrected calculations of the Sustainability Margin Adjustment, Sustainability Fee Adjustment or the KPI Metrics, as applicable, and (y) an amount equal to the excess of (1) the amount of interest and fees actually paid for such twelve month period over (2) the amount of interest and fees that should have been paid for such twelve month period shall be credited to the account of the Borrowers and shall reduce the amount of interest for the Loans and Unused Line Fees owing by the Borrowers in future periods to the Lenders (on a pro rata basis) on the date of payment of such interest for the Loans or Unused Line Fees for such future period.

(e)    It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default and, notwithstanding anything to the contrary herein, (i) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (ii) none of such additional amounts shall be deemed overdue prior to the date that is 10 Business Days after such a demand or shall accrue interest at the rate provided in Section 2.08(b) prior to the date that is 10 Business Days after such a demand. For the avoidance of doubt, the failure by the Company to deliver a Pricing Certificate shall not under any circumstance constitute a Default or an Event of Default.
(f)    Each party hereto hereby agrees that neither the Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Margin Adjustment or Sustainability Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent and the Sustainability Structuring Agent may rely conclusively on any such certificate, without further inquiry).
1.12    Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to the Borrowers in Dollars from time to time, on any Business Day during the Availability Period in an aggregate amount (i) in accordance with its Applicable Percentage and (ii) not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the total Revolving Credit Exposure of all Lenders shall not exceed the Aggregate Commitments and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Loans may be Base Rate Loans or ~~Eurocurrency Rate~~Adjusted Term SOFR Loans, as further provided herein. Notwithstanding any other provision of this Agreement, from and after the Amendment No. 2 Effective Date, any Loan Notice that elects a Eurocurrency Rate Loan shall be ineffective.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing of Loans, and each conversion of Loans (other than Swingline Loans) from one Type to the other, and each continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice; provided, further, that any Loan Notice delivered in connection with a Borrowing to be made on the Closing Date may be subject to and conditioned upon the occurrence of the Closing Date. Each such Loan Notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans or of any conversion of Adjusted Term SOFR Loans or Eurocurrency Rate Loans to Base Rate Loans and (ii) 10:00 a.m. on the requested date of any Borrowing of Base Rate Loans; provided, however, that if a Borrower wishes to request ~~Eurocurrency Rate~~Adjusted Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not such other requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, ~~Eurocurrency Rate~~Adjusted Term SOFR Loans with an Interest Period of one month. Any automatic conversion to ~~Eurocurrency Rate~~Adjusted Term SOFR Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurocurrency Rate~~ Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. For the avoidance of doubt, Swingline Loans may not be converted or continued. Notwithstanding any other provision of this Agreement, from and after Amendment No. 2 Effective Date, any Loan Notice that elects a Eurocurrency Rate Loan shall be ineffective.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each relevant Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each relevant Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office on the Business Day specified in the applicable Loan Notice not later than (i) in the case of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans, 11:00 a.m., and (ii) in the case of Base Rate Loans, 12:00 p.m. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.03 (or, in the case of any Credit Extension to be made on the Closing Date, Sections 4.01 and 4.03), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either, at such Borrower’s option, by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date any such Borrowing is to be made, there are L/C Borrowings outstanding pursuant to Section 2.03(c)(iii), then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan or Adjusted Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or Adjusted Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as ~~Eurocurrency Rate~~Adjusted Term SOFR Loans without the consent of the Required Lenders. Notwithstanding any other provision of this Agreement, from and after the Amendment No. 2 Effective Date, any outstanding Borrowing that the Borrowers request to continue as, or convert into, a Eurocurrency Rate Loan shall instead be converted to an Adjusted Term SOFR Loan with the Interest Period specified in the applicable Loan Notice (or, if no Interest Period is specified in such Loan Notice, an Interest Period of one month) at the end of the then-current Interest Period applicable thereto.
(d)    The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency Rate~~Adjusted Term SOFR

Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 20 Interest Periods (or such greater number as may be agreed to by the Administrative Agent) in effect with respect to Loans.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars (or in one or more Alternative Currencies) for the account of any Borrower or any Subsidiary (as specified by such Borrower in the request for such Letter of Credit), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b)  below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or any Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Outstanding Amount of L/C Obligations under Letters of Credit issued by any such L/C Issuer shall not exceed such L/C Issuer’s Letter of Credit Commitment, (x) the total Revolving Credit Exposure of all Lenders shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    An L/C Issuer shall not issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless (1) the Required Lenders have approved such expiry date or (2) such Borrower shall have provided Cash Collateral reasonably acceptable to such L/C Issuer; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) all the Lenders have approved such expiry date, (2) such Borrower shall have provided Cash Collateral reasonably acceptable to such L/C Issuer or (3) the applicable L/C Issuer consents (it being understood that, with respect to clauses (2) and (3) above, the Lenders shall automatically be released from their participation obligations with respect to any such Letter of Credit and their obligations to make Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under any such Letter of Credit pursuant to Section 2.03(c), in each case, from and after the Letter of Credit Expiration Date).
(iii)    An L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(D)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such L/C Issuer with such Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued and/or other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure; or
(E)    the issuance of such Letter of Credit would violate one or more policies of general application of such L/C Issuer now or hereafter applicable to letters of credit generally.
(iv)    An L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities as provided herein with respect to such L/C Issuer.

(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit (other than with respect to the deemed issuance hereunder of each Existing Letter of Credit on the Closing Date) shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may reasonably agree in a particular instance) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (G) the purpose and nature of the requested Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); and (C) the nature of the proposed amendment. Additionally, such Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, each applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from such Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If a Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance or amendment, as applicable, of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued or amended, as applicable. Unless otherwise directed by the applicable L/C Issuer, a Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or, subject to Section 2.03(a)(ii)(B), to any later time as such L/C Issuer may consent); provided, however, that each applicable L/C Issuer shall not permit any such extension if such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii)  of Section 2.03(a) or otherwise).
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to such Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. The Borrowers shall reimburse the applicable L/C Issuer in the currency in which the relevant Letter of Credit is denominated, unless, in the case of Letters of Credit denominated in any Alternative Currency, (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) the Borrowers shall have notified such L/C Issuer promptly following receipt of such notice that the Borrowers (at its option) will provide such reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrowers of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than (x) in the case of Letters of Credit to be reimbursed in Dollars, (1) 4:00 p.m. on the date of any drawing under a Letter of Credit issued by an L/C Issuer or (2) if the notice described in the first sentence of this Section 2.03(c)(i) with respect to such drawing is not received by the Borrowers from the applicable L/C Issuer on or prior to 11:00 a.m. on such date of drawing, 11:00 a.m. on the next succeeding Business Day after receipt by the Borrowers of such notice and (y) in the case of a Letter of Credit to be reimbursed in an Alternative Currency, the Applicable Time with respect to the applicable L/C Issuer on the next succeeding Business Day after receipt by the Borrowers of the notice described in the first sentence of this Section 2.03(c)(i) with respect to the drawing of such Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars (or the applicable Alternative Currency, as applicable). In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Borrowers, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in such Alternative Currency equal to the drawing, the Borrowers agree, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase such Alternative Currency in the full amount of the drawing. If a Borrower fails to timely reimburse any such L/C Issuer on the applicable Honor Date, the Administrative Agent shall promptly notify each Lender of such Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, such Borrower shall be deemed to have timely requested a Borrowing of Base Rate Loans to be disbursed on the applicable Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon receipt of any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 Noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to such Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars to reimburse such L/C Issuer for the amounts required pursuant to Section 2.03(c)(i).
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the portion of such Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate until paid in full. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Lender’s obligation to make Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) in the case of L/C Advances, the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by a Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligations of the Borrowers under this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrowers or any waiver by any L/C Issuer which does not in fact materially prejudice the Borrowers;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)    any payment made by any L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, or, as applicable, the ISP or the UCP;
(vii)    any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.
The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify each applicable L/C Issuer. The applicable Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuers. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No L/C Issuer shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of its Affiliates that is communicated to or obtained by such L/C Issuer or any of its Affiliates in any capacity. Each L/C Issuer shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to such L/C Issuer by a Borrower, a Lender or the Administrative Agent. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i)  through (ix)  of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuers, and each L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such L/C Issuer’s willful misconduct, gross negligence, willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, or material breach of such L/C Issuer’s obligations under this Agreement, in each case, by obtaining a final and nonappealable judgment in the Borrowers’ favor by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. In the event that any L/C Issuer performs its obligations hereunder through one or more of its Affiliates, the provisions of this Section 2.03(f) shall apply with respect to such Affiliate as if such Affiliate was an L/C Issuer.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowers when a Letter of Credit is issued, the rules of the ISP and, to the extent not inconsistent therewith, the laws of the State of New York, shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrowers for, and each L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or the UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance, subject to adjustment as provided in Section 2.15, with such Lender’s Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate with respect to Loans that are ~~Eurocurrency Rate~~Adjusted Term SOFR Loans (determined on a per annum basis) times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the fifteenth calendar day following the last day of each of Parent’s fiscal quarters, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate with respect to Loans that are ~~Eurocurrency Rate~~Adjusted Term SOFR Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate with respect to Loans that are ~~Eurocurrency Rate~~Adjusted Term SOFR Loans separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to the L/C Issuers. The Borrowers shall pay directly to each applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate of 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the fifteenth calendar day following the last day of each of Parent’s fiscal quarters in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Borrowers shall pay directly to each applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit issued by it. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any inconsistency or conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
(l)    Designation of Additional L/C Issuers. The Borrowers may, at any time and from time to time, designate as additional L/C Issuers one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an L/C Issuer hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, executed by the Borrowers, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an L/C Issuer under this Agreement and (ii) references herein to the term “L/C Issuers” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.
(m)    Termination / Resignation of an L/C Issuer.
(i)    The Borrowers may terminate the appointment of any L/C Issuer as an “L/C Issuer” hereunder by providing a written notice thereof to such L/C Issuer, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (A) such L/C Issuer’s acknowledging receipt of such notice and (B) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective with respect to any Letter of Credit issued by such L/C Issuer (or its Affiliates) until and unless the L/C Obligations attributable to such Letter of Credit shall have been reduced to zero or Cash Collateralized in an amount equal to the Minimum Collateral Amount. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated L/C Issuer pursuant to Section 2.03(i) with respect to any Letters of Credit to the extent the L/C Obligations attributable thereto have been reduced to zero or Cash Collateralized as described above. Notwithstanding the effectiveness of any such termination, the terminated L/C Issuer shall remain a party hereto and shall continue to have all the rights, obligations and duties of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it (or its Affiliates) prior to and outstanding as of the effectiveness of such termination, but shall not issue any additional Letters of Credit.
(ii)    Any L/C Issuer may resign as an L/C Issuer at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders; provided that (a) it shall have assigned all of its Commitments and Loans pursuant to Section 10.06(b) hereof at or prior to the time of such resignation or (b) another Lender acceptable to the Borrowers shall have assumed the commitments of such resigning L/C Issuer to issue Letters of Credit (and, to the extent such assuming Lender was not an L/C Issuer hereunder, such assuming Lender shall have become an L/C Issuer hereunder). Notwithstanding the effectiveness of any such resignation, any resigning L/C Issuer shall remain a party hereto and shall continue to have all the rights, obligations and duties of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to and outstanding as of the effectiveness of such resignation, but shall not issue any additional Letters of Credit. Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer other than in respect of Letters of Credit issued by such resigning L/C Issuer prior to its resignation as set forth above, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding on behalf such resigning L/C Issuer at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit.
(n)    Reporting of Letter of Credit Information. Unless otherwise agreed to by the Administrative Agent, (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension or drawing occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of clause (ii), (iii) or (iv), each applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of the Borrowers or any applicable Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03. In addition, the applicable Borrower and the applicable L/C Issuer shall notify the Administrative Agent if at any time the Letter of Credit Commitment of such L/C Issuer is changed (whether pursuant to Section 2.03(m), by agreement between such Borrower and such L/C Issuer, or otherwise), and such change shall be reflected in a revised Schedule 1.01(a).
(o)    Existing Letters of Credit. The Existing Letters of Credit will be deemed to be Letters of Credit issued under this Agreement on the Closing Date.
2.04    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein (including Section 2.15), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, each Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Availability Period denominated in dollars in an aggregate principal amount at any time outstanding that (i) does not exceed its Swingline Commitment, (ii) will not result in the aggregate Revolving Credit Exposures exceeding the Aggregate Commitments, (iii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment and (iv) will not result in the aggregate amount of Swingline Loans outstanding exceeding Swingline Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Borrowers shall notify the Administrative Agent and the applicable Swingline Lender of such request by telephone (confirmed in writing) or by facsimile or electronic communication, if arrangements for doing so have been approved by the applicable Swingline Lender (confirmed by telephone), not later than 11:00 a.m., New York City time, or, if agreed by the applicable Swingline Lender, 3:00 p.m. New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and, in the case of any L/C Borrowing, the identity of the applicable L/C Issuer. The applicable Swingline Lender shall make each Swingline Loan available to such Borrower by means of a credit to any accounts of such Borrower maintained with such Swingline Lender for the Swingline Loan by 3:00 p.m., New York City time (or, in the case of a Swingline Loan made available pursuant to a notice delivered by 3:00 p.m. in accordance with the procedures above, such later time as agreed by the Borrower and the applicable Swingline Lender), on the requested date of such Swingline Loan.
(c)    A Swingline Lender may, by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Swingline Lender outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice the Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.12(b) with respect to Loans made by such Lender (and Section 2.12(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by a Swingline Lender from the Borrowers (or other Person on behalf of the Borrowers) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by such Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrowers, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.
(d)    The Borrowers may, at any time and from time to time, designate as additional Swingline Lenders one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, executed by the Borrowers, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Lender in its capacity as a lender of Swingline Loans hereunder.
(e)    The Borrowers may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.
(f)    Any Swingline Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender.  At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.08(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(g)    Subject to the appointment and acceptance of a successor Swingline Lender (or the agreement by an existing Swingline Lender to assume the Swingline Commitment of the resigning Swingline Lender), any Swingline Lender may resign as a Swingline Lender at any time upon 30 days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(f) above.
2.05    Prepayments.
(a)    A Borrower may, upon delivery of a Notice of Loan Prepayment to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (a) such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans or Adjusted Term SOFR Loans and (ii) on the date of prepayment of Base Rate Loans; (b) any prepayment of Eurocurrency Rate Loans or Adjusted Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (c) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans or Adjusted Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that, so long as the Administrative Agent is notified prior to the prepayment date, a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan or Adjusted Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    If the Administrative Agent notifies a Borrower in writing that the aggregate Revolving Credit Exposures of the Lenders at such time exceeds 101% of the Aggregate Commitments then in effect, then, within three Business Days after receipt of such written notice from the Administrative Agent, such Borrower shall prepay Loans and/or such Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount at least equal to such excess, or such Borrower shall take such other action to the extent necessary to eliminate any such excess; provided, however, that, subject to the provisions of Section 2.14(a), such Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after any such prepayment of Loans, the aggregate Revolving Credit Exposures of the Lenders exceeds the Aggregate Commitments then in effect.
2.06    Termination or Reduction of Commitments.
(a)    Unless terminated earlier pursuant to subsection (b) below, the Commitments shall be automatically and permanently reduced to zero on the Maturity Date.
(b)    Following the Closing Date, the Borrowers may, upon notice to the Administrative Agent, terminate the Commitments, or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate amount of the Lenders’ Revolving Credit Exposures would exceed the Commitments, and (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the Commitments, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess; provided, further, that a notice of termination or reduction of the Commitments delivered may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination or reduction) if such condition is not satisfied. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Commitments. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless otherwise specified by such Borrower or unless required by proviso (iv) of the preceding sentence. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    Each Borrower, jointly and severally, hereby unconditionally promises to repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date, the aggregate principal amount of Loans made to the applicable Borrower outstanding on such date, together with all accrued and unpaid interest on such principal amount to but excluding the date of such repayment.
(b)    The Borrowers shall repay to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier to occur of (i) the date that is 10 Business Days after such Swingline Loan is made and (ii) the Maturity Date.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate~~; and~~, (ii) each Adjusted Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate and (iii) each Base Rate Loan (including each Swingline Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)    If any amount (including principal of any Loan, interest, fees or any other amount) payable by a Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, during the continuance of an Event of Default under clauses (a), (f) or (g) of Section 8.01, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Unused Line Fee. The Borrowers shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, an unused line fee (the “Unused Line Fee”) equal to the then-applicable percentage (per annum) set forth under the column “Unused Line Fee” in the definition of “Applicable Rate”, times the actual daily amount by which the aggregate Commitments of such Lender exceed the aggregate Revolving Credit Exposures (excluding Swingline Loans) of such Lender. The Unused Line Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifteenth calendar day following the last day of each of Parent’s fiscal quarters, commencing with the first such date to occur after the Closing Date, and ending on the last day of the Availability Period. The Unused Line Fee shall be calculated quarterly in arrears, and if there is any change in such “Unused Line Fee” percentage pursuant to the definition of “Applicable Rate” during any quarter, the actual daily amount shall be computed and multiplied by such “Unused Line Fee” percentage separately for each period during such quarter that such “Unused Line Fee” percentage was in effect.
(b)    Other Fees. The Borrowers shall pay to the Administrative Agent, in Dollars, fees in the amounts and at the times specified in any separate letter agreements with respect to fees payable to the Administrative Agent. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the ~~Eurocurrency Rate~~Adjusted Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to a Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. The Administrative Agent will promptly distribute to each such Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 11:00 a.m., in the case of payments in Dollars, or (ii) after the Applicable Time in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue as if received at 11:00 a.m. or such Applicable Time, as applicable, on such succeeding Business Day. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Without limiting the generality of the foregoing, except in the case of payments to be made directly to any L/C Issuer in an Alternative Currency, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the relevant L/C Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of such Lenders or such L/C Issuers, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to a Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder are several and not joint, and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder. The failure of any Lender to make any Loan, to fund any participation in any Swingline Loan or L/C Obligation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase such participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Swingline Loans or L/C Obligations to any assignee or participant (including the Borrowers or any Affiliate thereof).
The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
2.14    Cash Collateral.
(a)    Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding (in each case other than with respect to any L/C Obligations arising in respect of Letters of Credit for which the expiry date extends after the Letter of Credit Expiration Date pursuant to Section 2.03(a)(ii)(B)(1) or (3), unless requested by the applicable L/C Issuer), (iii) the Borrowers are required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there exists a Defaulting Lender, the Borrowers shall within one Business Day following any request by the Administrative Agent or the applicable L/C Issuers (with a copy to the Administrative Agent) provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies a Borrower at any time that the Outstanding Amount of all L/C Obligations (including, for the avoidance of doubt, any L/C Obligations in respect of outstanding Letters of Credit issued by L/C Issuers that have been terminated or have resigned pursuant to Section 2.03(m) or Section 2.16(c)) at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within three Business Days after receipt of such notice, such Borrower shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. The Administrative Agent or the applicable L/C Issuer (including, for the avoidance of doubt, L/C Issuers that have been terminated or have resigned pursuant to Section 2.03(m) or Section 2.16(c), but which still have outstanding Letters of Credit) may, at any time and from time to time after the initial deposit of such Cash Collateral, request that such Borrower provide additional Cash Collateral no later than three Business Days following receipt of such request in order to protect against the results of actual fluctuations in any Spot Rate; provided that the amount of any such Cash Collateral shall not be required to exceed at any time, after giving effect to such additional Cash Collateral, 101%, or, in the case of Letters of Credit denominated in an Alternative Currency, 103%, of the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit at such time.
(b)    Grant of Security Interest. The Borrowers, and to the extent Cash Collateral is to be provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers or, to the extent provided by any Defaulting Lender, such Defaulting Lender, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligation to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s and the applicable L/C Issuer’s good faith determination that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the applicable L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers and Swingline Lenders hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as a Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the applicable Borrower to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the Swingline Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Swingline Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings and such Lender is a Defaulting Lender under clause (a) of the definition thereof, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 (or, if such Borrowing is a Borrowing made on the Closing Date, Sections 4.01 and 4.03) were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans are funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender and L/C Issuer irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fees payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender.
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)    With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A)  or (B)  above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any Letter of Credit Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Swingline Loans and L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv)  below, (2) pay to each L/C Issuer the amount of any such Letter of Credit Fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Swingline Loans and L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swingline Lenders and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swingline Loans and Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.16    Loan Modification Offers.
(a)    At any time after the Closing Date, the Borrowers may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to effect one or more Permitted Amendments relating to the Facility pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers (including mechanics to permit conversions, cashless rollovers and exchanges by Lenders and other repayments and reborrowings of Loans of Accepting Lenders or Non-Accepting Lenders replaced in accordance with Section 10.13). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments as to which such Lender’s acceptance has been made.
(b)    A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrowers, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrowers shall have delivered to the Administrative Agent such legal opinions, authorizing resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.16, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Facility” of loans and/or commitments hereunder and to reallocate, if applicable, Revolving Credit Exposure on a pro rata basis among the relevant Lenders.
(c)    If, in connection with any proposed Loan Modification Offer, any Lender does not consent to such Loan Modification Offer on the terms or by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrowers may, on notice to the Administrative Agent and such Non-Accepting Lender, replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that (i) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (ii) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans assigned by it pursuant to this Section 2.16, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (iii) unless waived, the Borrowers or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.06(b)(v). If any Non-Accepting Lender replaced in accordance with this Section 2.16(c) is an L/C Issuer immediately prior to such replacement, then the interests, rights and obligations under this Agreement assigned to the relevant Eligible Assignee shall, for the avoidance of doubt but subject to the following proviso, include the Letter of Credit Commitment of such Non-Accepting Lender, and such Eligible Assignee shall become an L/C Issuer hereunder in accordance with Section 2.03(l); provided that (x) no such assignment of the applicable Letter of Credit Commitment shall become effective with respect to any Letter of Credit issued by such Non-Accepting Lender (or its Affiliates) until and unless the L/C Obligations attributable to any such Letter of Credit shall have been reduced to zero or Cash Collateralized in an amount equal to the Minimum Collateral Amount, (y) at the time any such assignment of the applicable Letter of Credit Commitment shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the assigning L/C Issuer pursuant to Section 2.03(i) with respect to any Letters of Credit to the extent the L/C Obligations attributable thereto have been reduced to zero or Cash Collateralized as described in clause (x) above, and (z) notwithstanding the effectiveness of any such assignment of the applicable Letter of Credit Commitment, the assigning L/C Issuer shall remain a party hereto and shall continue to have all the rights of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it (or its Affiliates) prior to and outstanding as of the effectiveness of such assignment, but shall not issue any additional Letters of Credit.
(d)    No rollover, conversion or exchange (or other repayment or termination) of Loans or Commitments pursuant to any Loan Modification Agreement in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(e)    Notwithstanding anything to the contrary, this Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.17    Increase in Commitments.
(a)    Request for Increase. Upon notice to the Administrative Agent or the Incremental Arranger, the Borrowers may, from time to time, request increases in the aggregate Commitments (“Commitment Increases”); provided that (i) the Consolidated Interest Coverage Ratio, calculated on a pro forma basis, after giving effect to the incurrence of such Commitment Increase (assuming that the full amount of such Commitment Increase is drawn) and the use of proceeds thereof, shall not be less than 3.00:1.00 for the most recently completed four consecutive fiscal quarters of Parent for which financial statements have been delivered pursuant to Section 6.01, and (ii) any such request for an increase shall be in a minimum amount of $10,000,000.
(b)    Lender Elections to Increase. If the Borrowers elects to offer participation in such Commitment Increases to Lenders, a notice shall be sent to each relevant Lender and, at the time of sending such notice, the Borrowers (in consultation with the Administrative Agent or the arranger arranging such Commitment Increase (the “Incremental Arranger”)) shall specify the time period within which the requested Lenders are requested to respond. Each requested Lender, acting in its sole and individual discretion, shall notify the Incremental Arranger within such time period whether or not it agrees to provide a Commitment Increase, and, if so, whether by an amount equal to, greater than, or less than its relevant Applicable Percentage of such requested Commitment Increase. Any Lender not responding within such time period shall be deemed to have declined to provide a Commitment Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to provide a Commitment Increase and any election to do so shall be in the sole discretion of such Lender.
(c)    Notification by Administrative Agent or Incremental Arranger; Additional Lenders. The Administrative Agent or the Incremental Arranger shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrowers may also invite Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Incremental Arranger, the Administrative Agent and their respective counsels.

(d)    Effective Date and Allocations. If the Commitments are increased in accordance with this Section, the Incremental Arranger and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Incremental Arranger shall promptly notify the Borrowers and the applicable Lenders of the final allocation of such increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to any such increase, (i) each Loan Party shall deliver to the Administrative Agent a certificate dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, to the extent modified by any materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, to the extent modified by any materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (2) no Default exists and (ii) in the case of any Commitment Increase provided by any Person that is not an existing Lender immediately before giving effect to such Commitment Increase, the Borrowers shall have obtained the prior written consent of the Administrative Agent to such new Lender (such consent not to be unreasonably withheld or delayed).
(f)    Commitments in respect of Commitment Increases shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) (including any technical amendments required to effectuate such increase) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, the Administrative Agent and the lenders providing such Commitment Increase, as the case may be. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment. Each Incremental Facility Amendment may, without the consent of any Lender other than the lenders providing the Commitment Increase established thereby, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.17, including any amendments necessary, at the election of the Borrowers, (i) to treat the applicable Commitments of such Lenders as a new “Facility” of loans and/or commitments hereunder or (ii) in connection with an Incremental Facility Amendment related to a Commitment Increase, to reallocate, if applicable, Revolving Credit Exposure on a pro rata basis among the relevant Lenders. In the case of any Commitment Increase, the outstanding Loans and L/C Obligations will be reallocated by the Administrative Agent on the effective date thereof among the Lenders (including the new and existing Lenders providing such Commitment Increase) in accordance with their revised Applicable Percentage (and the Lenders (including the new and existing Lenders providing such Commitment Increase) agree to make all payments and adjustments necessary to effect such reallocation).
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of a Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable withholding agent) require the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any applicable withholding agent shall be required by any applicable Laws to withhold or deduct any Taxes from any such payment, then (A) such withholding agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such withholding agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions of Indemnified Taxes (including deductions applicable to additional sums payable under this Section 3.01), the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction of Indemnified Taxes been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)  The Loan Parties shall on a joint and several basis, indemnify each Recipient, and shall make payment in respect thereof within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Loan Parties shall not be required to compensate any Recipient pursuant to this Section 3.01(c)(i) for any interest, additions to tax or penalties that accrue on and after the date that is 180 days after the date such Recipient first receives written notice from the applicable taxing authority of the specific tax assessment relating to the applicable Indemnified Taxes to the extent that the notification described in the next sentence is not provided within such time period. Any Recipient claiming indemnity pursuant to this Section 3.01(c)(i) shall notify the Borrowers of the imposition of the relevant Indemnified Taxes as soon as practicable after the Recipient becomes aware of such imposition. A certificate as to the amount of such payment or liability (together with a reasonable explanation thereof) delivered to the Borrowers by the Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent demonstrable error. Each of the Loan Parties shall jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below; provided that, promptly following the written request of a Loan Party after the making of any such payment to the Administrative Agent, the Administrative Agent shall assign to such Loan Party the rights of the Administrative Agent pursuant to Section 3.01(c)(ii) below against such Lender with respect to the amount paid by such Loan Party (other than any setoff rights against such Lender).
(ii)    Each Lender shall severally indemnify, and shall make payment in respect thereof within 10 days after written demand therefor, (A) the Administrative

Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Loan Parties in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to any Lender by the Administrative Agent or a Loan Party, as applicable, shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent and the Loan Parties to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent or the Loan Parties under this clause (ii).
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders; Tax Documentation. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times and in the manner prescribed by applicable law or such other time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall only be required to the extent the relevant Recipient is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned by a U.S. Person) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter as required by applicable law or upon the reasonable request of the Borrowers or the Administrative Agent), two duly executed originals of IRS Form W-9 (or any successor form) certifying that such Lender (or such U.S. Person, as applicable) is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter as required by applicable law or upon the reasonable request of the

Borrowers or the Administrative Agent), two duly executed originals of whichever of the following is applicable:
(I)    in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) eligible for the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN-E (or W-8BEN, as applicable) (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(II)    IRS Form W-8ECI (or any successor form) with respect to such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, with respect to such owner);
(III)    in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender (or such owner, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” that is related to any Borrower as described in Section 881(c)(3)(C) of the Code and that interest payments on the Loans are not effectively connected with the conduct of a U.S. trade or business by such Foreign Lender (or such owner, as applicable) (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN-E (or W-8BEN, as applicable) (or successor form); or
(IV)    to the extent a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal tax purposes, such owner) is not the beneficial owner of such payments, an executed IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable) (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of such direct and indirect partner(s);
(C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed versions of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(E)    The Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrowers on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrowers) duly executed originals of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrowers to be treated as a U.S. person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrowers will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.
(iii)    Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly (x) update such form or certification or (y) notify the Borrowers and the Administrative Agent in writing that (A) such form or certification has expired or has become obsolete or inaccurate and (B) such Recipient is legally ineligible to update such form or certification.
(iv)    Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.
(v)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e).
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable, documented out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Recipient, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrowers pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)    For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes each L/C Issuer and each Swingline Lender.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurocurrency Rate or Adjusted Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension, or to make or continue ~~Eurocurrency Rate~~Adjusted Term SOFR Loans, or to convert Base Rate Loans to ~~Eurocurrency Rate~~Adjusted Term SOFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurocurrency Rate~~Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice , (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable convert all Eurocurrency Rate Loans of such Lender to Adjusted Term SOFR Loans or all Adjusted Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Adjusted Term SOFR component of the Base Rate), as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or Adjusted Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Adjusted Term SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~Eurocurrency Rate~~Adjusted Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurocurrency Rate~~Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurocurrency Rate~~Adjusted Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates.
~~(a) Except in connection with an occurrence described in clause (c) below, if in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London eurodollar interbank market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any~~

~~requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (A) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (B) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of any determination by the Required Lenders described in clause (b) of the preceding sentence, until the Administrative Agent, upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.~~

~~(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of the first sentence of Section 3.03(a), the Administrative Agent, the Borrowers and the Required Lenders may agree upon an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of Section 3.03(a), (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.~~

(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that, prior to the commencement of any Interest Period for a Term Benchmark Borrowing, Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Loan Notice in accordance with the terms of Section 2.02(a), any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall instead be deemed to be a Loan Notice for a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other

Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to Adjusted Term SOFR, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrowers deliver a new Loan Notice in accordance with the terms of Section 2.02, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.

(b)    ~~(c)~~ Notwithstanding anything to the contrary ~~in~~herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of any Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, the Administrative Agent and the Company will amend this Agreement to replace such Benchmark with such Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, which amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document~~, if~~ and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, the Administrative Agent ~~determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify~~and the Company will amend this Agreement to replace such Benchmark with such Benchmark Replacement for all purposes hereunder and under any Loan Document in respect of any Benchmark setting, which amendment shall become effective at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date on which such amendment is provided to the Lenders without any further action or consent of any other party to this Agreement or any other Loan Document so long as the Administrative Agent ~~(with, in the case of~~has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders~~, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:~~. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

~~(i) adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or~~

~~(iii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or~~

~~(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~

~~then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent in consultation with the Company (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):~~

~~(x)    Term SOFR plus the Related Adjustment; and~~

~~(y)    SOFR plus the Related Adjustment;~~

~~and, in the case of clause (iv) above, the Company and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided that, if the Administrative Agent and the Company determine that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant Interest Payment Date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.~~

~~The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.~~

~~Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld).~~

~~Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than zero, the LIBOR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.~~

(c)    In connection with the use, administration, adoption or implementation of a ~~LIBOR Successor Rate~~Benchmark Replacement, the Administrative Agent and the Company (acting together)~~,~~ will have the right to make ~~LIBOR Successor Rate~~Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~LIBOR Successor Rate~~Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement;

provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such ~~LIBOR Successor Rate~~Benchmark Replacement Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

~~If the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”~~

(d)    The Administrative Agent will promptly notify the Company and the Lenders of the (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(e)    Notwithstanding anything to the contrary herein~~, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent and the Company (acting together), determine that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an~~ or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then- current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in ~~consultation with the Company from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.~~its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent, in consultation with the Company, may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent, in consultation with the Company, may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Adjusted Term SOFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for Base Rate Loans or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Adjusted Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

~~Notwithstanding anything to the contrary in this Agreement, the Administrative Agent and, to the extent any other party hereto (other than any Lender) shall have any consent or consultation right in respect of the selection of the Benchmark Replacement, each such applicable party (for the avoidance of doubt, other than any Lender), shall use commercially reasonable efforts to satisfy any applicable Internal Revenue Service guidance, including to meet the standards set forth in Proposed Treasury Regulation Section 1.1001-6 and any future guidance, to the effect that a Benchmark Replacement will not result in a deemed exchange for U.S. federal income tax purposes of any Borrowing under this Agreement if the Company determines that such deemed exchange would cause the Company, or its direct or indirect beneficial owners, any adverse tax consequences.~~

~~If, at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with the foregoing provisions of this Section 3.03(c) and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, Interest Payment Dates or payment periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with the foregoing provisions of this Section 3.03(c). Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, Interest Payment Dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.~~

3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to materially increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), to materially increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to materially reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to liquidity or capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail (which shall not require the disclosure of any information that is sensitive, confidential or legally restricted) the basis and calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent demonstrable error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Additional Reserve Requirements. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender or, with respect to clause (c) below, any L/C Issuer (in each case with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender or such L/C Issuer harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers;
(c)    any failure by the Borrowers to make payment in respect of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date; or
(d)    any assignment of ~~a Eurocurrency~~any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;
other than any loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of the applicable Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender or any L/C Issuer requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, any L/C

Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of such Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agrees to pay all reasonable, documented out-of-pocket costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender or L/C Issuer requests compensation under Section 3.04, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01 and, in each case, such Lender or such L/C Issuer, as the case may be, has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), or if any Lender becomes a Defaulting Lender or delivers a notice under Section 3.02 the effect of which would be to suspend such Lender’s obligation to make or continue ~~Eurocurrency Rate~~Adjusted Term SOFR Loans (or convert Base Rate Loans to ~~Eurocurrency Rate~~Adjusted Term SOFR Loans) in any currency, the Borrowers may (x) terminate the applicable Commitments of such Lender or L/C Issuer and repay all Obligations of the Borrowers owing to such Lender or L/C Issuer relating to the applicable Loans and participations held by such Lender as of such termination date (provided that, if, after giving effect such termination and repayment, the aggregate amount of the Revolving Credit Exposure exceeds the aggregate amount of the Commitments then in effect, then the Borrowers shall, not later than the next Business Day, prepay one or more Borrowings (and, if no Borrowings are outstanding, deposit Cash Collateral) in an amount necessary to eliminate such excess) or (y) replace such Lender, in accordance with the procedures set forth in Section 10.13, or L/C Issuer, in accordance with the procedures set forth in Section 2.16(c).
3.07    Survival. All obligations of the Borrowers under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT
4.01    Conditions to Closing Date. The occurrence of the Closing Date is subject to satisfaction (or waiver) of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (to the extent applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):
(i)    executed counterparts of this Agreement from each Borrower and each Closing Date Guarantor, as applicable, each Lender and the Administrative Agent;
(ii)    Notes executed by the Borrowers in favor of each Lender requesting Notes at least three Business Days prior to the Closing Date;
(iii)    a certificate of each Loan Party, executed by any Responsible Officer of such Loan Party, including or attaching the documents referred to in subclause (iv) below;

(iv)    a copy of (A) each Organization Document of each Loan Party certified, to the extent applicable, as of a date reasonably acceptable to the Administrative Agent by the applicable Governmental Authority, (B) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (C) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (D) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation; and
(v)    a customary written opinion (addressed to the Administrative Agent and the Lenders) of (A) Simpson Thacher & Bartlett LLP, special counsel for the Loan Parties and (B) Skadden, Arps, Slate, Meagher & Flom LLP, special Massachusetts counsel for the Loan Parties. The Borrowers hereby request such counsels to deliver such opinions.
(b)    The Administrative Agent shall have received, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrowers), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel for the Administrative Agent) required to be reimbursed or paid by any Loan Party under any Loan Document.
(c)    The Administrative Agent and the Arrangers shall have received all documentation at least three Business Days prior to the Closing Date and other information about the Loan Parties that shall have been reasonably requested by the Administrative Agent or an Arranger in writing at least 10 Business Days prior to the Closing Date and that the Administrative Agent or such Arranger reasonably determines is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(d)    To the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver to each Lender that so requests (which request is made through the Administrative Agent), a Beneficial Ownership Certification in relation to such Borrower; provided that the Administrative Agent has provided such Borrower a list of each such Lender and its electronic delivery requirements at least five Business Days prior to the Closing Date (it being agreed that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause shall be deemed to be satisfied with respect to such Lender).
(e)    The Administrative Agent shall have received a certificate from the chief financial officer of the Company in the form attached as Exhibit B hereto certifying that the Company and the Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent.
(f)    The Administrative Agent shall have received a certificate from a Responsible Officer of the Company certifying compliance as of the Closing Date with the conditions set forth in clauses (a) and (b) of Section 4.03.
(g)    The VMware Spin shall have been consummated, or substantially simultaneously with the Closing Date shall be consummated.
(h)    The Closing Date Refinancing shall have been consummated, or substantially simultaneously with the Closing Date shall be consummated.

    The occurrence of the Closing Date shall be confirmed by a written notice from the Administrative Agent to the Company and the Lenders on the Closing Date, and shall be conclusive evidence of the occurrence thereof. Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    [Reserved].
4.03    Conditions to all Credit Extensions on and after the Closing Date. On and after the Closing Date, the obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to ~~the other~~another Type, or a continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Loan Parties contained in Article V (excluding, in the case of all Credit Extensions made after the Closing Date, the representations and warranties set forth in Section 5.05(c), Section 5.06 and Section 5.13) and, in the case of any L/C Credit Extension, in the applicable Issuer Documents, shall be true and correct in all material respects (or, with respect to any representation or warranty qualified by reference to materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to any representation or warranty qualified by reference to materiality or Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a)  and (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to ~~the other~~another Type or a continuation of ~~Eurocurrency Rate~~Adjusted Term SOFR Loans) submitted by a Borrower shall be deemed to be a representation and warranty by such Borrower that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Company and each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the Closing Date (after giving effect to the Transactions) that:
5.01    Existence, Qualification and Power. The Company and each other Loan Party (a) is duly organized, incorporated or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in the relevant jurisdiction), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii)(A) execute, deliver and perform its obligations under the Loan Documents (if any) to which it is a party, and (B) consummate the Transactions, and (c) is duly qualified and, as applicable, is licensed and in good standing or similar status (in each case, to the extent such concept exists in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or binding upon such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in any case for clauses (b) and (c) where such violations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person that has not been obtained is necessary or required to be obtained by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, other than approvals, consents, exemptions, authorizations, actions and notices the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally, the time barring of claims under applicable statutes of limitation (or equivalent Laws) and by general principles of equity.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of Parent and its consolidated subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of Parent and its consolidated subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements relating to Parent’s most recently ended fiscal year, there has been no event or circumstance, either individually or in the aggregate, that has had, or could reasonably be expected to have, a Material Adverse Effect.
5.06    Litigation. Except with respect to any matters disclosed by the Company or any Subsidiary in any filing made under the Exchange Act that is available to the Lenders before the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any Subsidiary or against any of their properties or revenues that (a) seeks to prevent, enjoin or delay the making of any Loan or otherwise calls into question the validity of any Loan Document and as to which there is a reasonable possibility of an adverse decision, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07    Taxes. The Company and the Subsidiaries have filed all U.S. federal, state and local, non-U.S. and other Tax returns and reports required to be filed by them and have paid all U.S. federal, state and local, non-U.S. and other Taxes imposed upon them or their properties, income or assets except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither any transaction contemplated by the Loan Documents, nor any transaction to be carried out in connection with any transaction contemplated thereby, meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.
5.08    ERISA Compliance.
(a)    Except for incidences which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal or state laws, and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code, and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS and nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction (within the meaning of Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except for incidences which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any of its ERISA Affiliates have any knowledge of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; and (iii) neither the Company nor any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
5.09    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.10    Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.11    Sanctions; Anti-Corruption Laws.
(a)    (i) Neither the Company nor any Subsidiary is a Sanctioned Person; and (ii) to the knowledge of the Company, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no director, officer, employee or agent of the Company or any Subsidiary is a Sanctioned Person.
(b)    Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, neither the Company nor any Subsidiary has, in the past three years, violated any applicable anti-corruption law, such as the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other similar anti-corruption legislation in other jurisdictions (“Anti-Corruption Laws”), the PATRIOT Act or any applicable Sanctions.
5.12    Disclosure. (a) All written factual information (other than projections and other forward-looking materials and information of a general economic or industry specific nature), if any, provided directly or indirectly by the Company to the Administrative Agent or the Lenders, in connection with the Transactions, when taken as a whole, was when furnished correct in all material respects and did not contain when furnished any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (in each case after giving effect to all supplements and updates provided thereto); and (b) the projections and other forward-looking information, if any, that have been made available to the Administrative Agent or the Lenders by or on behalf of the Company in connection with the Transactions were prepared in good faith based upon assumptions believed by the preparer thereof to be reasonable at the time such financial projections were furnished to the Administrative Agent or the Lenders, it being understood and agreed that projections and other forward-looking information, if any, are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are out of the Company’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ significantly from the projected results and such differences may be material.
5.13    Solvency. On the Closing Date, immediately after the consummation of the Transactions, the Company and the Subsidiaries are, on a consolidated basis after giving effect to such Transactions, Solvent.
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent amounts not yet due), or (except to the extent agreed by the applicable L/C Issuer that has issued such Letter of Credit or to the extent such Letter of Credit has been Cash Collateralized in an amount equal to the Minimum Collateral Amount) any Letter of Credit shall remain outstanding, the Company and each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent for further distribution to the Lenders:
(a)    On or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each fiscal year of Parent ending after the Closing Date), audited consolidated statements of financial position and audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of Parent as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP, Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy a financial maintenance covenant (including the financial covenant described herein) on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations and cash flows of Parent and its subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;
(b)    On or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of Parent or on or before the date that is 45 days after the end of each of the first three fiscal quarters of each fiscal year of Parent (commencing with the first such fiscal quarter ending after the Closing Date), unaudited consolidated statements of financial position and unaudited consolidated statements of income, comprehensive income and cash flows of Parent as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial position, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial position and results of operations and cash flows of Parent and its subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. .
As to any information contained in materials furnished pursuant to Section 6.02(b), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
    Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Parent and its subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of Parent filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or (B) the applicable financial statements of Parent; provided that, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP, Deloitte LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy a financial maintenance covenant (including the financial covenant described herein) on a future date or in a future period).
6.02    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to the Lenders:
(a)    not later than five days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed certificate signed by the chief executive officer or a Financial Officer of the Company (i) certifying as to whether a Default exists and, if a Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) beginning with the first fiscal quarter of Parent ending after the Closing Date, setting forth the Consolidated Interest Coverage Ratio as of the most recently ended fiscal quarter included in such financial statements and a reasonably detailed calculation thereof;

(b)    promptly after the same become publicly available, copies of all annual, regular, periodic and special reports and registration statements (other than amendments to any registration statement to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent, exhibits to any registration statement and, if applicable, any registration statement filed on Form S-8) which Parent may file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(c)    promptly, (i) such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, on its own behalf or on behalf of any Lender, may from time to time reasonably request in writing and (ii) such other information regarding sustainability matters and practices of the Company or any Subsidiary (including with respect to corporate governance, environmental, social and employee matters, respect for human rights, anti-corruption and anti-bribery) as the Administrative Agent, on its own behalf or on behalf of any Lender, may reasonably request for purposes of compliance with any legal or regulatory requirement applicable to it.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or paragraph (b) of this Section shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s or the Company’s website, (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) on which the Company (or a parent company thereof) publicly files such documents with the SEC. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company.
The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (i) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Company Materials as not containing any material non-public information with respect to the Company, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the Arrangers shall treat any Company Materials that are not marked “PUBLIC” as being suitable for posting, and shall post such Company Materials, only on a portion of the Platform not designated “Public Side Information.” Other than expressly set forth in this paragraph, the Company shall have no obligation to make any Company Materials “PUBLIC”.
6.03    Notices. Promptly after a Responsible Officer of the Company obtains actual knowledge thereof, notify the Administrative Agent (for further distribution to the Lenders) of the occurrence of any Default or Event of Default. Each notice pursuant to this Section shall (a) be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto and (b) describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04    Payment of Taxes. Pay and discharge as the same shall become due and payable, all Taxes imposed upon it, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or incorporation except in a transaction not prohibited by Section 7.02, except (other than with respect to the legal existence of the Company) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06    Compliance with Laws.
(a)    Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(b)    Maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and with applicable Sanctions.
6.07    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company or any Subsidiary, as the case may be.
6.08    Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes; provided that the Borrowers will not use the proceeds of the Credit Extensions to purchase or carry any margin stock (within the meaning of Regulation U issued by the FRB) or to extend credit to others for the purpose of purchasing or carrying any margin stock, in each case in violation of Regulation U issued by the FRB.
6.09    Inspection Rights. At any time after the occurrence and during the continuance of a Default, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent amounts not yet due), or (except to the extent agreed by the applicable L/C Issuer that has issued such Letter of Credit or to the extent such Letter of Credit has been Cash Collateralized in an amount equal to the Minimum Collateral Amount) any Letter of Credit shall remain outstanding, neither the Company nor any Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01    Liens. Create, incur, assume or suffer to exist any Lien securing Indebtedness described under clause (a) of the definition thereof upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens created under any Loan Document;
(b)    Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals, modifications or extensions thereof, provided that (i) the property covered thereby is not changed other than improvements thereto and proceeds thereof and (ii) the amount secured or benefited thereby is not increased except in connection with any refinancings, refundings, renewals, replacements, modifications or extensions thereof by an amount equal to a premium or other reasonable amount paid, and fees and expenses incurred, in connection with the foregoing, and by an amount equal to any existing commitments unutilized thereunder;
(c)    Liens existing on any property prior to the acquisition thereof by the Company or a Subsidiary or existing on property of a Person that becomes a Subsidiary prior to the time such Person becomes a Subsidiary, in each case after the date hereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Lien shall not apply to any other property of the Company or any Subsidiary (other than, with respect to such Person, any replacements of such property and additions and accessions thereto and proceeds and products thereof, after-acquired property of such Person subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall secure only those obligations it secures on the date of acquisition or the date such Person becomes a Subsidiary, as applicable and any refinancings, refundings, renewals, replacements or extensions secured or benefitted thereby;
(d)    Liens on DFS Financing Assets, other receivables and related assets incurred in connection with a receivables transaction;
(e)    Liens on any property of any subsidiary of Parent in favor of a Loan Party or any subsidiary thereof;
(f)    Liens to secure any indebtedness (including Financing Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the capital stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 12 months thereafter; provided that Liens securing indebtedness permitted to be incurred pursuant to this clause (f) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(g)    Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation; and
(h)    Liens securing Indebtedness not expressly permitted by clauses (a) through (g) above; provided that the aggregate principal amount of outstanding Indebtedness described under clause (a) of the definition thereof secured by such other Liens pursuant to this clause (h) does not, at the time of, and after giving effect to the incurrence of such Indebtedness, exceed the Maximum Secured Debt Limit; provided that the Maximum Secured Debt Limit may be exceeded at the time of any refinancing, refunding, renewal, replacement, modifications or extension of any such Indebtedness so long as the aggregate principal amount of such refinancing, refunding, renewal, replacement, modifications or extension does not exceed the amount then outstanding except by an amount equal to a premium or other reasonable amount paid, and accrued and unpaid interest, and fees and expenses incurred in connection with the foregoing.
7.02    Fundamental Changes. Merge, dissolve, liquidate, or consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:
(a)    a Borrower may merge or otherwise consolidate with any Person if (i) such Borrower is the surviving Person or (ii) the surviving Person (any such Person, the “Successor Borrower”) (A) shall be an entity incorporated or formed under the laws of the United States, any state thereof or the District of Columbia, Luxembourg or the Cayman Islands and (B) assumes in writing all of such Borrower’s Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent and provides to the Administrative Agent all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, reasonably requested by the Administrative Agent (or any Lender, through the Administrative Agent), with results reasonably satisfactory to the Administrative Agent; and
(b)    any Subsidiary may dissolve, liquidate, merge or otherwise consolidate with or into any Person; provided that if such other Person is a Borrower, such transaction shall comply with clause (a) above.
Upon any consolidation by a Borrower with or merger by a Borrower into any other Person, the successor Person formed by such consolidation or into which such Borrower is merged shall succeed to, and be substituted for, and may exercise every right and power of, such Borrower under this Agreement with the same effect as if such successor Person had been named as a Borrower herein.
7.03    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter (commencing with the first fiscal quarter of the Company ending after the Closing Date) of the Company to be less than 3.00 to 1.00.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. A Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or L/C Borrowing or any reimbursement obligation in respect of any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. (i) A Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.03 or (ii) a Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in Section 6.05(a) (with respect to a Borrower) or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a)  or (b)  above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent to the Company; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein,

in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, in the case of any representation or warranty qualified by reference to materiality or Material Adverse Effect, in any respect) when made or deemed made and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Company; or
(e)    Cross-Default. Any Loan Party or any subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, after giving effect to any applicable grace period) in respect of any Indebtedness or guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, with the giving of notice if required, (x) such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), (y) an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or (z) such guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this paragraph (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement, and it being understood that clause (A) above will apply to any failure to pay any such Indebtedness above the Threshold Amount after it becomes due and payable), (ii) termination events or similar events occurring under any Swap Contract above the Threshold Amount (it being understood that clause (A) above will apply to any failure to make any payment required as a result of any such termination or similar event), (iii) any breach or default that is (I) remedied by the Company or the applicable subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans or Commitments pursuant to this Article VIII or (iv) Indebtedness or a guarantee of any Person assumed in connection with the acquisition of such Person to the extent that such Indebtedness or guarantee is repaid, repurchased, prepaid, redeemed or defeased substantially concurrently with such acquisition or as required by the terms thereof as a result of the acquisition of such Person; or
(f)    Insolvency Proceedings, Etc. (x) Any Loan Party or any Material Subsidiary, pursuant to or within the meaning of any Debtor Relief Law (i) commences proceedings to be adjudicated bankrupt or insolvent, (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Debtor Relief Law, (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors under any Debtor Relief Law, or (v) generally is not paying its debts as they become due, or (y) a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that (i) is for relief against any Loan Party or any Material Subsidiary, in a proceeding in which any such Loan Party or any such Material Subsidiary is to be adjudicated bankrupt or insolvent, (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Loan Party or any Material Subsidiary, or for all or substantially all of the property of any such Loan Party of any such Material Subsidiary, or (iii) liquidates any Loan Party or any Material Subsidiary, in each case of this clause (y), which such order or decree is unstayed and in effect for 60 consecutive days; or
(g)    Judgments. There is entered against any Loan Party or any Material Subsidiary one or more enforceable final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or any judgment creditor shall legally attach or levy upon assets of such Person that are material to the businesses and operations of the Company and the Subsidiaries, taken as a whole, to enforce any such judgment; or

(h)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations that survive the termination of any Loan Document), ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document, except to the extent otherwise permitted hereunder or thereunder; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, when taken together with all other ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or
(j)    Change of Control. There occurs any Change of Control Triggering Event.
Notwithstanding anything in this Agreement to the contrary, each Lender and the Administrative Agent hereby acknowledge and agree that a restatement of historical financial statements shall not result in a Default hereunder (whether pursuant to Section 5.05 as it relates to a representation made with respect to such financial statements (including any interim unaudited financial statements) or pursuant to Section 6.01 as it relates to delivery requirements for financial statements) to the extent that such restatement does not reveal any material adverse difference in the financial condition, results of operations or cash flows of Parent and its subsidiaries in the previously reported information from actual results reflected in such restatement for any relevant prior period.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations pursuant to clause (c) above shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.14, ratably among the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them; and
Last, the balance, if any, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due or owing), to the Company or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Loan Parties shall not have rights as third party beneficiaries of any such provisions, other than Section 9.06. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the

Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent or any Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or any Arranger, as applicable:
(a)    shall not be subject to any fiduciary duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent herein or in any other Loan Document;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers, a Lender or an L/C Issuer; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is an Eligible Assignee. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or

Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information to, any Disqualified Lender or Competitor.

9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent. (a) Subject to the appointment and acceptance of a successor Administrative Agent, the Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with (unless an Event of Default under Section 8.01(a) or (f) has occurred and is continuing) the written consent of the Company (not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint, with (unless an Event of Default under Section 8.01(a) or (f) has occurred and is continuing) the written consent of the Company (not to be unreasonably withheld or delayed), a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, with (unless an Event of Default under Section 8.01(a) or (f) has occurred and is continuing) the written consent of the Company (not to be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the

“Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
9.07    Non-Reliance on Administrative Agent, Arrangers, Bookrunners, and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or L/C Issuer as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Co-Documentation Agent, any Arranger, any Bookrunner, any Senior Managing Agent, the Sustainability Structuring Agent or any other Lender, L/C Issuer or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, made its own analysis of all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Co-Documentation Agent, any Arranger, any Bookrunner, any Senior Managing Agent, the Sustainability Structuring Agent or any other Lender, L/C Issuer or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants, as of the date it becomes a Lender or L/C Issuer, that (i) it is such Lender’s or L/C Issuer’s intention that the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Bookrunners, the Syndication Agent, the Co-Documentation Agents, the Senior Managing Agents or the Sustainability Structuring Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and each L/C Issuer to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
9.10    Erroneous Payments.
(a)    Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.10 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    Each Borrower and each other Loan Party hereby agrees that (i) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by a Borrower or any other Loan Party, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Loan Party for the purpose of making a payment to satisfy certain Obligations and is not otherwise repaid or returned to a Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise.
(d)    Each party’s obligations under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
ARTICLE X.
MISCELLANEOUS
10.01    Amendments, Etc. Except as provided in Sections 1.06 and 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Borrowers or the applicable Loan Party which is signatory to the Loan Document subject to amendment, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    [reserved];

(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender or L/C Issuer directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
(e)    change Section 8.03 without the written consent of each Lender adversely affected thereby;
(f)    release all or substantially all of the Guarantors without written consent of each Lender (other than as otherwise permitted under the Loan Documents);
(g)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
(h)    [reserved];
(i)    change or waive Section 4.03 without the written consent of the Required Lenders; or
(j)    amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each L/C Issuer;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by a Swingline Lender or L/C Issuer in addition to the Lenders required above, affect the rights or duties of such Swingline Lender or L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (iii) any Issuer Document may be amended, or rights or privileges thereunder waived, in a writing executed only by a Borrower (and any Subsidiary party thereto) and the L/C Issuer party thereto and (iv) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Company, the Borrowers and the Administrative Agent to cure any ambiguity, omission, defect, technical error or inconsistency without the consent of any Lender, Swingline Lender or L/C Issuer. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent, Holdings, the Company and

the Borrowers (i) to add one or more additional revolving credit facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or internationally recognized overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrowers, the Administrative Agent or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or internationally recognized overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, each L/C Issuer and the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i)  and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Company, the Borrowers, any Lender, any L/C Issuer or any other Person for losses, claims, penalties, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any other Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet except to the extent such losses, claims, penalties, damages, liabilities or expenses are found to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party by a final and nonappealable judgment of a court of competent jurisdiction; provided that in no event shall any Agent Party have any liability to the Borrowers, any other Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct and actual damages).
(d)    Change of Address, Etc. Holdings, the Company, each Borrower, the Administrative Agent and each L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or their its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of the Company and the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and the Borrowers shall indemnify, on a joint and several basis, the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company or a Borrower, except to the extent resulting from the gross negligence, bad faith or willful misconduct of such Person as determined by a final and nonappealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c)  and (d)  of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. To the extent that the Closing Date occurs, the Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements one firm of outside counsel for the Administrative Agent), in connection with the syndication of the Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions of this Agreement or any other Loan Document and (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of one firm of outside counsel for the Administrative Agent, the L/C Issuers and the Lenders, taken as a whole (and, in the case of an actual or perceived conflict of interest where such of the Administrative Agent, the Lender and the L/C Issuer that is affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of outside counsel for the Administrative Agent, such Lender or such L/C Issuer, as the case may be), and, if necessary, of a single firm of outside local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and of such other outside counsel retained with the prior written consent of the Borrowers (not to be unreasonably withheld or delayed)), (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable, documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Company and the Borrowers. The Company and the Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Syndication Agent, the Co-Documentation Agents, the Bookrunners, the Arrangers, the L/C Issuers, the Senior Managing Agents, the Sustainability Structuring Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, penalties, damages, liabilities and reasonable and documented out-of-pocket fees and expenses (including the fees, charges and disbursements of one firm of outside counsel for the Indemnitees, taken as a whole and, if necessary, of a single firm of outside local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) material to the interests of all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the

Borrowers of the existence of such conflict and thereafter retains its own counsel, of another firm of outside counsel for such Indemnitee)), joint or several, to which any such Indemnitee may become subject to the extent arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the syndication of Commitments hereunder, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the Transactions any other transactions contemplated thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) and (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, in each case whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, or any director, shareholder or creditor of the foregoing, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, penalties, damages, liabilities or related fees or expenses (in the cases of clauses (A) and (B), as determined by a court of competent jurisdiction by final and nonappealable judgment) to have resulted from either (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Person, (B) the material breach of such Indemnitee’s or its Related Indemnified Person’s obligations hereunder or under any other Loan Document or (C) a dispute solely among Indemnitees (other than any claims against any Indemnitee in its capacity as the Administrative Agent, the Syndication Agent, a Co-Documentation Agent, or Bookrunner, Arranger, Senior Managing Agent, the Sustainability Structuring Agent or any similar role under the Loan Documents) not arising from any act or omission of the Company or any Subsidiary or Affiliate of the foregoing. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, penalties, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a)  or (b)  of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, and without limiting the obligations of the Borrowers to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such L/C Issuer, in each case in its capacity as such, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b)  above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent or any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans under the Facility (including for purposes of this subsection (b), participations in L/C Obligations or Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    [Reserved]
(ii)    Minimum Amounts.

(A)    in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under the Facility, (y) contemporaneous assignments to related Approved Funds (determined after giving effect to such assignment) that equal at least the amount specified in paragraph (b)(ii)(B) of this Section in the aggregate, or (z) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(ii)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the trade date, shall not be less than $25,000,000 or a whole multiple of $10,000,000 in excess thereof unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(iii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iv)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(ii)(B) of this Section and, in addition:
(A)    The prior written consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) with respect to a Loan Party has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of each L/C Issuer (not to be unreasonably withheld or delayed) shall be required for any assignment of Commitments~~, unless such assignment is made by a Lender to an Affiliate of such Lender~~; and
(D)    the consent of each Swingline Lender (not to be unreasonably withheld or delayed) shall be required for any assignment of Commitments, unless such assignment is made by a Lender to an Affiliate of such Lender.
(v)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (i) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (ii) neither a Non-Accepting Lender nor a Non-Consenting Lender shall be required to execute an Assignment and Assumption and such Assignment and Assumption shall become effective upon execution thereof by the other parties thereto, the payment of the processing and recordation fee (if applicable) and the satisfaction of the other conditions set forth in Section 10.13 and, if applicable, Section 2.16(c). The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(vi)    No Assignment to Certain Persons. No such assignment shall be made (A) to those Persons separately identified as “disqualified lenders” in writing to the Administrative Agent by email to JPMDQ_contact@jpmorgan.com and in a posting to all Lenders (including Public Lenders) on the Platform or another similar electronic system as of the Closing Date (each, together with its Affiliates described in clause (C) below, a “Disqualified Lender”), (B) to those Persons who are competitors of the Company that are separately clearly identified by name in writing by the Company to the Administrative Agent by email to JPMDQ_contact@jpmorgan.com and posted to all Lenders (including Public Lenders) on the Platform or another similar electronic system from time to time (each, together with its Affiliates described in clause (C) below, a “Competitor”); provided that, notwithstanding anything herein to the contrary, (i) in no event shall being identified as a “Competitor” pursuant to this clause (B) or a Disqualified Lender retroactively disqualify any parties that have previously acquired an assignment hereunder that is otherwise permitted from becoming a Lender and (ii) if the Company provides written consent to assignment to an entity identified as a Disqualified Lender or Competitor, such entity will not be considered a Disqualified Lender or Competitor, as applicable, for the purpose of such assignment, (C) to any Affiliate (other than a bona fide debt fund that (I) is an Affiliate of a Person designated pursuant to clause (A) or (B) that is not a bona fide debt fund and (II) is primarily engaged in or that advises funds or other investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course) of a Person identified pursuant to clause (A) or (B) above that is either (x) identified in writing by the Company to the Administrative Agent by email to JPMDQ_contact@jpmorgan.com from time to time or (y) clearly identifiable as an Affiliate of such Person on the basis of such Affiliate’s name, (D) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (D) or (E) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person); provided that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following delivery to the Administrative Agent by email. It being understood that the Administrative Agent and any Lender may share the list referenced in clauses (A), (B) and (C) above with any Lender or potential Lender at any time in their sole discretion.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the L/C Issuers and, with respect to its interests only, any Lender, at the Administrative Agent’s Office (or, at the discretion of the Administrative Agent, through electronic means) or, at the option of the inspector, an office maintained by the Administrative Agent in New York, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.06(c) and Section 2.11 are intended so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Swingline Lender or any L/C Issuer, sell participations to any Person (other than natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Disqualified Lender, a Competitor or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the L/C Issuers, the Swingline Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection

(b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Reserved.
(g)    Assignments to the Borrowers. The Borrowers, their Affiliates and the Subsidiaries may not purchase or otherwise be the assignee of Loans or Commitments.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective officers, directors, employees, advisors (including legal counsel), independent auditors, professionals and other experts, agents or representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, and any failure of such Persons to comply with this Section 10.07 shall constitute a breach of this Section 10.07 by the Administrative Agent, the relevant L/C Issuer or the relevant Lender, as applicable), (b) to the extent (i) requested or demanded by any regulatory authority having jurisdiction over such Person or its Related Parties, pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel, or otherwise required by applicable law or by any subpoena or similar legal process or (ii) reasonably necessary in connection with the exercise of remedies with respect to, or the enforcement of, such Person’s rights under any Loan Document; provided that, (A) in each case, unless prohibited by applicable law or court order, such Person shall, to the extent practicable, promptly notify the Borrowers thereof prior to disclosure (other than any such request in connection with an audit or examination conducted by bank accountants or any governmental bank or other regulatory authority exercising examination or regulatory authority) and (B) in the case of clause (ii) only, and at the Borrowers’ sole expense, such Person shall use its reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, (c) to any other party hereto, (d) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or any Eligible Assignee invited to be a Lender pursuant to Sections 2.16(c) or 2.17(c) or (ii) any actual or prospective party (or its or its Affiliates’ partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives) to any swap, derivative, risk protection or other transaction under which payments are to be made by reference to the Borrowers and its obligations, this Agreement or payments hereunder; provided that such information shall not be shared with any Competitors previously identified to the Administrative Agent and Lenders pursuant to Section 10.06(b)(vi), (e) on a confidential basis to (i) any rating agency in connection with rating the Company or its subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (f) with the consent of the Company or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to or is independently developed by the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates from a source other than Holdings, the Company or the Borrowers that is not to such Lender’s knowledge subject to confidentiality obligations to the Company and the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. For purposes of this Section, “Information” means all information received from the Company or any subsidiary thereof relating to the Company or any subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Holdings, the Company or the Borrowers or their subsidiaries, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
10.08    Right of Setoff. If an Event of Default under Section 8.01(a) or (f) shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits in (a) payroll accounts, (b) health savings accounts, worker’s compensation accounts and other employee benefits accounts, (c) withholding tax accounts and (d) fiduciary or escrow accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party then due and owing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C

Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or (except as may be Cash Collateralized in an amount equal to the Minimum Collateral Amount or as otherwise agreed by the applicable L/C Issuer) any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuers, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, Non-Accepting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from (or on behalf of) the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Accepting Lender or a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO, OR ANY RELATED PARTY OF THE FOREGOING, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL

JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in ~~Section 10.02~~Section 10.02. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Syndication Agent, the Arrangers, the Co-Documentation Agents, the Senior Managing Agents, the L/C Issuers and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Syndication Agent, the Arrangers, the Co-Documentation Agents, the Senior Managing Agents, the L/C Issuers and the Lenders, on the other hand, (B) the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Syndication Agent, each Arranger, each Co-Documentation Agent, each Senior Managing Agent, each L/C Issuer and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Syndication Agent, the Arrangers, the Co-Documentation Agents, the Senior Managing Agents, any L/C Issuer or any Lender has any obligation to the Borrowers, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Syndication Agent, the Arrangers, the Co-Documentation Agents, the Senior Managing Agents, the L/C Issuers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, any other Loan Party and their respective Affiliates, and none of the Administrative Agent, the Syndication Agent, the

Arrangers, the Co-Documentation Agents, the Senior Managing Agents, any L/C Issuer or any Lender has any obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by Law, each of the Borrowers and each other Loan Party hereby agrees not to assert any claims that it may have against the Administrative Agent, the Syndication Agent, the Arrangers, the Co-Documentation Agents, the Senior Managing Agents, any L/C Issuer or any Lender with respect to any alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
10.18    USA PATRIOT Act. Each Lender and each L/C Issuer that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender or any L/C Issuer) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender, such L/C Issuer or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent, any Lender or any L/C Issuer, provide all documentation and other information that the Administrative Agent, such Lender or such L/C Issuer requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers and the other Loan Parties in respect of any such sum due from it to the Administrative Agent, any Lender or any L/C Issuer

hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Lender or such L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Lender or any L/C Issuer from the Borrowers or any other Loan Party in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such L/C Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Lender or any L/C Issuer in such currency, the Administrative Agent, such Lender or such L/C Issuer, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).
10.20    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
10.21    Lender ERISA Representation.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    For purposes of this Section 10.21, the following definitions apply to each of the capitalized terms below:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
10.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or any L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.23    Acknowledgement Regarding Any Supported QFCs10.24    . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE XI.
GUARANTEE
11.01    Guarantors. At any time after the Closing Date (a) if a Guarantee Trigger Condition occurs, then the Company shall cause the applicable Subsidiary or Subsidiaries to guarantee the Obligations of the Borrowers under the Loan Documents within 60 days of the occurrence thereof (or such later date as the Administrative Agent may reasonably agree), and (b) the Company may cause any Domestic Subsidiary or, to the extent reasonably acceptable to the Administrative Agent, any Foreign Subsidiary to guarantee the Obligations of the Borrowers under the Loan Documents, in each case by delivering to the Administrative Agent customary joinder documentation reasonably acceptable to the Administrative Agent, and pursuant to which such Person shall become a “Guarantor” for all purposes under this Agreement and each other Loan Document and shall be bound by all of the obligations and shall have all of the rights of a “Guarantor” under this Agreement and each other Loan Document including, without limitation, providing the guarantee of the Guaranteed Obligations as set forth in this Article XI.

11.02    Guarantee. Each Closing Date Guarantor hereby, and upon becoming a Guarantor pursuant to Section 11.01, each other Guarantor, on a joint and several basis, unconditionally guarantees (the undertaking of each Guarantor contained in this Article XI being a “Guarantee”) the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such obligations, collectively, being the “Guaranteed Obligations”). Each Guarantee is a guaranty of payment and not of collection. Each Closing Date Guarantor hereby, and upon becoming a Guarantor pursuant to Section 11.01 each other Guarantor, agrees that, as between each Guarantor and the Administrative Agent, the Guaranteed Obligations may be declared to be due and payable for purposes of its Guarantee notwithstanding any stay (including any stay imposed by the commencement by or against the Borrowers of any proceeding under any Debtor Relief Laws naming the Borrowers as the debtor in such proceeding), injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrowers and that in the event of a declaration or attempted declaration, the Guaranteed Obligations shall immediately become due and payable by the Guarantors for purposes of its Guarantee. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall, without further action by any Guarantor or any other Person, be automatically limited and reduced to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder invalid and unenforceable or otherwise subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any similar federal or state law (including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act) or subordinated to the claims of other creditors as determined in such proceeding.
11.03    Guaranty Absolute. Each Closing Date Guarantor hereby, and upon becoming a Guarantor pursuant to Section 11.01 each other Guarantor, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the L/C Issuers or the Lenders with respect thereto. The liability of each Guarantor under its Guarantee shall be absolute and unconditional irrespective of:
(a)    any lack of validity, enforceability or genuineness of any provision of any Loan Document, any Guaranteed Obligations or any other agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;
(c)    any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any law or regulation of any jurisdiction or any other event affecting any term of a Guaranteed Obligation; or
(e)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or the Borrowers.
Each Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent, any L/C Issuer or any Lender upon the insolvency, bankruptcy or reorganization of the Borrowers or otherwise, all as though such payment had not been made.
11.04    Waivers.
(a)    Each Closing Date Guarantor hereby, and upon becoming a Guarantor pursuant to Section 11.01 each other Guarantor, waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and its Guarantee and any requirement that the Administrative Agent, any L/C Issuer or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person or any collateral.
(b)    Each Closing Date Guarantor hereby, and upon becoming a Guarantor pursuant to Section 11.01 each other Guarantor, irrevocably waives any claims or other rights that it may now or hereafter acquire against the Borrowers that arise from the existence, payment, performance or enforcement of the obligations of any Guarantor under its Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent, any L/C Issuer or any Lender against the Borrowers or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Guaranteed Obligations and all other amounts payable under such Guarantor’s Guarantee and the Maturity Date, such amount shall be held in trust for the benefit of the Administrative Agent, any L/C Issuer and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under such Guarantor’s Guarantee, whether matured or unmatured, in accordance with the terms of this Agreement and such Guarantor’s Guarantee, or to be held as collateral for any Guaranteed Obligations or other amounts payable under the Guarantee thereafter arising. Each Closing Date Guarantor hereby, and upon becoming a Guarantor pursuant to Section 11.01 each other Guarantor, acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and its Guarantee and that the waiver set forth in this Section 11.04(b) is knowingly made in contemplation of such benefits.
11.05    Continuing Guaranty. Each Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations (including any and all Guaranteed Obligations which remain outstanding after the Maturity Date) and all other amounts payable under its Guarantee, (ii) be binding upon each Guarantor and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders, the L/C Issuers, the Administrative Agent and their respective successors, transferees and assigns.
11.06    Release of Guarantors.
(a)    If, in compliance with the terms and provisions of this Agreement, any Guarantor ceases to constitute a Subsidiary or all or substantially all of the assets of such Guarantor are sold, exchanged, disposed or otherwise transferred (including through merger, consolidation, liquidation or dissolution), then such Guarantor shall, in the discretion of the Company upon notice in writing to the Administrative Agent, automatically be released from its obligations under this Agreement and the other Loan Documents, including its Guarantee set forth in this Article XI, and thereafter such Person shall no longer constitute a Guarantor under this Agreement or any other Loan Documents.
(b)    If, at any time after the occurrence of a Guarantee Trigger Condition, no Guarantee Trigger Condition shall be continuing pursuant to clause (b) of the definition thereof and neither of the conditions set forth in clauses (i) and (ii) of clause (a) of the definition thereof are satisfied at such time, each Subsidiary (other than the Borrowers) shall automatically be released from its obligations under this Agreement and the other Loan Documents, including its Guarantee set forth in this Article XI, and thereafter such Subsidiary shall no longer constitute a Guarantor under this Agreement or any other Loan Documents.
(c)    At the request of the Company, the Administrative Agent shall, at the Company’s expense, execute such documents as are reasonably necessary to acknowledge any such release in accordance with this Section 11.06, so long as the Company shall have provided the Administrative Agent a certificate, signed by a Responsible Officer of the Company, certifying as to satisfaction of the requirements set forth above and the release of such Guarantor’s Guarantee in compliance with this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DELL INTERNATIONAL L.L.C.,
as Borrower

By:
    Name:
    Title:

EMC CORPORATION,
as Borrower

By:
    Name:
    Title:

DELL TECHNOLOGIES INC.,
as Guarantor

By:
    Name:
    Title:

DENALI INTERMEDIATE INC.,
as Guarantor

By:
    Name:
    Title:

DELL INC.,
as Guarantor

By:
    Name:
    Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
    Name:
    Title:

JPMORGAN CHASE BANK, N.A.,
as a Lender, Swingline Lender and L/C Issuer

By:
    Name:
    Title:

J.P. MORGAN SECURITIES LLC,
as Sustainability Structuring Agent

By:
    Name:
    Title:

[Signature Page to Credit Agreement]

[                    ],
as a Lender[, Swingline Lender and L/C Issuer]

By:
    Name:
    Title:

[Signature Page to Credit Agreement]